Exhibit 10.13

THE YEAR TWO THOUSAND FIFTEEN

The twenty-seventh of February

in Paris (in the 17th arrondissement), 72 Avenue de Wagram

Maître Frédéric MARTIN, Notary in partnership in the firm of notaries named “ALLEZ & ASSOCIES, Société civile Professionnelle de Notaires”, holder of a notarial permit, which has its registered office at 5 rue Alfred de Vigny, Paris (8th arrondissement), adviser to DEUTSCHE PFANDBRIEFBANK AG, identified more fully herein (hereinafter referred to as the Undersigned Notary),

With the participation of Maître Julien CAHEN, Notary, member of the professional partnership (Société Civile Professionnelle), the Notary Office of which is in Paris (17th arrondissement), at 72 Avenue de Wagram, adviser to the Borrowers and the Shareholders (hereinafter referred to as the Participating Notary),

Has notarised this deed recording:

AMENDMENT N°1

TO THE CREDIT AGREEMENT DATED 29 DECEMBER 2014

AT THE REQUEST OF THE PARTIES BELOW:

I-	DEUTSCHE PFANDBRIEFBANK AG, a German company with share capital of €380,376,059.67, which has its registered office at Freisinger Strasse 5, UNTERSCHLEISSHEIM (85716) (Germany), where it is registered under number HRB 41054 in Trade Register B of the District Court of Munich, the French branch office of which is located at 11, rue Saint-Georges, Paris (75009) and is registered in the Trade and Companies Register of Paris under sole identification number 487 699 175 RCS Paris;

Represented by Represented by Mr Alexis PERIBERE, director, and Mrs Agnes DI NACERA, director, domiciled at the company’s registered office

Mrs DI NACERA acting in her capacity as proxy-holder.

Mr PERIBERE having all powers for the purposes of this agreement pursuant to the powers of attorney conferred upon him by Mrs DI NACERA and Mrs Isabelle CHESNEAU under the terms of a delegation of powers dated 13 February 2015.

This delegation of powers is appended hereto (Schedule 1 - Powers of the Initial Lender).

DEUTSCHE PFANDBRIEFBANK AG, referred to hereinafter as the Arranger or the Original Lender or a Lender or the Agent or the Security Agent;

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The Original Lender and all its successors or assigns under the Facility (as such term is defined hereinafter) shall hereinafter be referred to together as the Lenders;

IN THE FIRST PART

AND:

II-	ARC GLOBAL II BORDEAUX a French property company (société civile) which has its registered office at 12, rue de la Chaussée d’Antin, 75009 is identified in SIREN under number 808 542 633 and is registered in the Trade and Companies Register of Paris

Represented by Mr Jamal DUTHEIL, professionally registered at 37-38 Margaret Street, London W1G 0JF, United Kingdom, under the powers granted to him by Mr Graydon BUTLER, resident at 14 Bradshaw Close, Upchurch ME9 (United Kingdom), under the terms of a delegation of powers dated 27 February 2015.

Mr Graydon BUTLER acting pursuant to such delegation of powers in his capacity as manager of the company and specially authorised to this effect by virtue of the deliberations of the company's AGM on 27 February 2015

Attached hereto are:

-	The delegation of power dated 27 February 2015, and

-	The minutes of the company’s deliberations of 27 February 2015.

(Schedule 2 A – Powers of the Borrower I).

The company ARC GLOBAL II BORDEAUX, hereinafter referred to as the Borrower I or a Borrower

The company called ARC GLOBAL II MARSEILLE, (société civile),which has its registered office at 12, rue de la Chaussée d’Antin, 75009, identified in SIREN under number 808 578 025and is registered in the Trade and Companies Register of Paris,

Represented by Mr Jamal DUTHEIL, professionally registered at 37-38 Margaret Street, London W1G 0JF, United Kingdom, under the powers granted to him by Mr Graydon BUTLER, resident at 14 Bradshaw Close, Upchurch ME9 (United Kingdom), under the terms of a delegation of powers dated 27 February 2015.

Mr Graydon BUTLER acting pursuant to such delegation of powers in his capacity as manager of the company and specially authorised to this effect by virtue of the deliberations of the company's AGM on 27 February 2015

Attached hereto are:

-	The delegation of power dated 27 February 2015, and

-	The minutes of the company’s deliberations of 27 February 2015.

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(Schedule 2 B – Powers of the Borrower II).

The company ARC GLOBAL II MARSEILLE, hereinafter referred to as the Borrower II or a Borrower

The company known as ARC GLOBAL II RUEIL, (société civile) which has its registered office at 12 Rue de la Chaussée d'Antin, 75009, identified in SIREN under number 808 635 155 and registered in the Trade and Companies Register of Paris,

Represented by Mr Jamal DUTHEIL, professionally registered at 37-38 Margaret Street, London W1G 0JF, United Kingdom, under the powers granted to him by Mr Graydon BUTLER, resident at 14 Bradshaw Close, Upchurch ME9 (United Kingdom), under the terms of a delegation of powers dated 27 February 2015.

Mr Graydon BUTLER acting pursuant to such delegation of powers in his capacity as manager of the company and specially authorised to this effect by virtue of the deliberations of the company's AGM on 27 February 2015.

Attached hereto are:

-	The delegation of power dated 27 February 2015, and

-	The minutes of the company’s deliberations of 27 February 2015.

(Schedule 2 C – Powers of the Borrower III).

The company ARC GLOBAL II RUEIL, hereinafter Borrower III or a Borrower

IN THE SECOND PART

AND:

III-	ARC GLOBAL II (HOLDING), a company which has its registered office at 12, rue de la Chaussée d’Antin, 75009, is identified in SIREN under number 808 542 542 and is registered in the Trade and Companies Register of Paris

Represented by Mr Jamal DUTHEIL, professionally registered at 37-38 Margaret Street, London W1G 0JF, United Kingdom, under the powers granted to him by Mr Graydon BUTLER, resident at 14 Bradshaw Close, Upchurch ME9 (United Kingdom), under the terms of a delegation of powers dated 27 February 2015.

Mr Graydon BUTLER acting pursuant to such delegation of powers in his capacity as manager of the company and specially authorised to this effect by virtue of the deliberations of the company's AGM on 27 February 2015

Attached hereto are:

-	The delegation of power dated 27 February 2015, and

-	The minutes of the company’s deliberations of 27 February 2015.

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(Schedule 3A – Power of the Borrower III).

the company ARC GLOBAL II (HOLDING) hereafter referred to as ARC Global II (Holding) or the Representative of the Borrowers or the Majority Shareholder, it being specified that ARC GLOBAL II (HOLDING) is also acting in its capacity as surety to the Borrowers under the terms of Clause 4.7 of the Amendment no1.

ARC GLOBAL ORGANISME DE PLACEMENT COLLECTIF IMMOBILIER, a French investment company specialising in property investment with variable share capital (société professionnelle de placement à prépondérance immobilière à capital variable) (“SPPICAV”) authorised by the Autorité des Marchés Financiers, in its capacity as a property investment fund (OPCI), under authorisation number SPI 2014-00038 incorporated as a simplified joint stock company (société par actions simplifiée), which has its registered office at 13, avenue de l'Opéra, 75001 Paris, is identified in SIREN under number 808 364 724 and is registered in the Trade and Companies Register of Paris;

Represented by Mr Fabrice LOMBARDO, professionally registered in Paris (1st arrondissement), at 13 avenue de l'Opera, member of the Board of the company known as SWISS LIFE REIM (FRANCE), a public limited company (société anonyme) the registered office of which is at 42 allée Turcat-Méry 13008 Marseille, is identified in SIREN under number 499 320 059 and registered in the Trade and Companies Register of Marseille (the Management Company).

Mr Fabrice Lombardo having all powers for the purposes of this agreement pursuant to the powers of attorney granted to him by Mr Loïc Lonchampt under the terms of a private agreement signed in Paris on 20 February 2015.

Mr Loïc Lonchampt, himself having all powers for the purposes of this agreement, in his capacity as permanent representative of the company identified above and known as SWISS LIFE REIM (FRANCE), by virtue of the decisions of the sole shareholder of the company known as ARC GLOBAL ORGANISME DE PLACEMENT COLLECTIF IMMOBILIER dated 27 February 2015.

The Management Company acting in the capacity of Chairman and portfolio management company approved by the AMF under number GP – 07000055 of ARC GLOBAL ORGANISME DE PLACEMENT COLLECTIF IMMOBILIER.

A certified copy of the delegation of powers dated 20 February 2015 in addition to the minutes of the decisions of the sole shareholder of the company known as ARC GLOBAL ORGANISME DE PLACEMENT COLLECTIF IMMOBILIER dated 27 February 2015, and the Kbis of the company known as ARC GLOBAL ORGANISME DE PLACEMENT COLLECTIF IMMOBILIER are appended hereto (Schedule 3B - Powers of the Minority Shareholder).

ARC GLOBAL ORGANISME DE PLACEMENT COLLECTIF IMMOBILIER or the OPCI or the Minority Shareholder;

IN THE THIRD PART

The companies referred to above shall hereinafter be referred to individually as a Party or together as the Parties and shall be represented by the persons named above.

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WHO have requested that the Undersigned Notary notarise this Amendment n°1 to the credit agreement dated 29 December 2014.

WHO, PRIOR TO THIS AMENDMENT N°1, HAVE STATED THE FOLLOWING:

To aid the understanding of the reminders hereafter, the Parties declare that the capitalised terms, hereinafter used, shall have the meaning assigned to them in the credit agreement deed (inclusive of Recitals) specified hereafter, received by the Undersigned Notary on 29 December 2014, to which the Parties shall refer, unless specifically defined otherwise herein:

(A)	REMINDERS

1.	Original Credit Agreement

Under the terms of a credit agreement received by Maître Vincent AUDOIR, Notary in partnership of the Undersigned Notary with the participation of Maître Julien CAHEN, Participating Notary, dated 29 December 2014 (the Date of the Original Credit Agreement), the Borrowers and the Initial Lender have agreed the terms of grant and release by the Initial Lender to the Borrowers of a credit facility of a maximum amount in principal of FIFTY MILLION EURO (EUR 50,000,000), (hereinafter the Initial Facility), allocated to each Borrower as follows:

(i)	the sum of EIGHT MILLION THREE HUNDRED THOUSAND EURO (EUR 8,300,000) to Borrower I, the subject of a single drawdown on the Date of the Original Credit Agreement, in accordance with the terms and conditions of Clause 2.3 of the Agreement, for the purposes of financing, proportionally, the Bordeaux Pre-Tax Acquisition Price;

(ii)	the sum of FIVE MILLION EIGHT HUNDRED THOUSAND EURO (EUR 5,800,000) to Borrower II, the subject of a single drawdown on the Date of the Original Credit Agreement, in accordance with the terms and conditions of Clause 2.3 of the Agreement, for the purposes of financing, proportionally, the Marseille Pre-Tax Acquisition Price; and

(iii)	the sum of THIRTY-FIVE MILLION NINE HUNDRED THOUSAND EURO (EUR 35,900,000) to Borrower III, to be the subject of a single drawdown on or before the final day of the Period of Use in accordance with the terms and conditions of Clause 2.4 of the Agreement, for the purposes of financing, proportionally, the Rueil Acquisition Price.

2.	Acquisition of the Rueil Property by Borrower III

Under the terms of a Deed of Sale, the notarised copy of which is to be received on this day by Maitre Laurent HOSANA, Notary in Paris 17th district, (the Rueil Acquisition Deed), Borrower III intends to acquire from FONCIERE DE PARIS SIIC, a public limited company (société anonyme) with share capital of EUR 64,322,535, the registered office of which is in Paris (7th arrondissement), at 43 Rue Saint Dominique, identified in SIREN under number 331 250 472 and registered in the Trade and Companies Register of Paris (Vendor III), the Rueil Property for an amount equal to the Rueil Acquisition Price, namely EUR 66,000,000.

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Under the terms of the aforementioned credit agreement dated 29 December 2014 (the Original Credit Agreement), the Rueil Acquisition Price shall be financed by means of:

(i)	the sum of EUR 35,900,000 from the Initial Facility; and

(ii)	the balance of EUR 30,100,000 from the equity contributed by the Majority Shareholder to Borrower III, in the form of a Subordinated Loan.

(B)	INCREASE OF THE INITIAL FACILITY

In early January 2015, Borrower III informed the Agent that it was not able to access all of the equity required for the payment of the Rueil Acquisition Price and the related acquisition costs.

Borrower III therefore requested from the Initial Lender an additional line of credit for an amount in principal of TWENTY MILLION EURO (EUR 20,000,000) (the Additional Tranche), to be used to finance, proportionally, the Rueil Acquisition Price, which was granted by the Initial Lender.

Consequently, the Initial Facility and the Additional Tranche together total the sum of SEVENTY MILLION EURO (EUR 70,000,000) (the Facility); the Facility shall be allocated as follows:

(a)	a tranche of a maximum amount in principal of FIFTY MILLION EURO (EUR 50,000,000) corresponding to the Initial Tranche (the Initial Tranche) allocated to each Borrower as follows:

(i)	the sum of EIGHT MILLION THREE HUNDRED THOUSAND EURO (EUR 8,300,000) to Borrower I, the subject of a single drawdown on the Date of the Original Credit Agreement, in accordance with the terms and conditions of Clause 2.3 of the Agreement, to be used to finance, proportionally, the Bordeaux Pre-Tax Acquisition Price;

(ii)	the sum of FIVE MILLION EIGHT HUNDRED THOUSAND EURO (EUR 5,800,000) to Borrower II, the subject of a single drawdown on the Date of the Original Credit Agreement, in accordance with the terms and conditions of Clause 2.3 of the Agreement, to be used to finance, proportionally, the Marseille Pre-Tax Acquisition Price; and

(iii)	the sum of THIRTY-FIVE MILLION NINE HUNDRED THOUSAND EURO (EUR 35,900,000) to Borrower III, to be the subject of a single drawdown on this day, in accordance with the terms and conditions of Clause 2.4 of the Agreement, to be used to finance, proportionally, the Rueil Acquisition Price.

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(b)	the Additional Tranche of a maximum amount in principal of TWENTY MILLION EURO (EUR 20,000,000) allocated to Borrower III, to be the subject of a single Drawdown on this day, in accordance with the terms and conditions of Clause 2 of Amendment N°1, to be used to finance, proportionally, the Rueil Acquisition Price.

(C)	AMENDMENT N°1 TO THE ORIGINAL CREDIT AGREEMENT

The Parties agree to amend certain terms and conditions of the Original Credit Agreement, namely for the purposes of:

-	integrating the provisions relating to the Additional Tranche, the main features of which differ from those applicable to the Initial Tranche;

-	providing for the lender's lien to be granted by Borrower III as security for its obligations under the Additional Tranche;

-	to modifying some of the Security Interests granted on the Date of the Original Credit Agreement or to be granted on the Rueil Acquisition Date, to ensure that they also cover the obligations of Borrower III under the Additional Tranche, in accordance with the terms and conditions of this Amendment (Amendment N°1).

As security for the obligations of the Borrowers under the Facility, the Lenders shall be granted the security interests and guarantees listed in Clause 12 of the Agreement, in accordance with the conditions set out more fully in the Agreement.

The Lenders have made the security interests and guarantees listed in Clause 13 of the Agreement a material and determinative condition of their participation in the Facility without which none of the Borrowers would have obtained financing from the Lenders in accordance with the conditions of this Agreement.

It is moreover and to the extent required specified that the Lenders have also made the obligations of each Borrower in the context of any Over-Amortisation (as defined in the Agreement), joint and several liability and cross-default between the Borrowers a material and determinative condition of their participation in the Facility and the financial conditions applicable to said Facility.

THIS BEING THE CASE, IT WAS DECIDED TO APPROVE THE FACILITY WHICH IS THE SUBJECT OF THIS AMENDMENT N°1:

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1.	GENERAL PROVISIONS

(A)	For the purposes of Amendment N°1 and in the absence of specific provisions to the contrary, the terms and expressions used in Amendment N°1 and not defined in Amendment N°1 shall have the meaning assigned to them in the Amended Credit Agreement N°1 (as defined hereinafter).

(B)	All provisions of the Amended Credit Agreement N°1 not modified and/or supplemented under the terms of Amendment N°1 shall remain in force and unchanged. By express agreement between the Parties, Amendment N°1 shall not constitute novation of the Original Credit Agreement.

(C)	Any reference to the Agreement shall be understood, from the signing date of Amendment N°1 (the Date of Amendment N°1) to mean a reference to the Amended Credit Agreement N°1.

(D)	In order to facilitate reading of the Agreement as it is amended in accordance with the agreement of the Parties, the Parties agree to amend Clauses 1 to 27 of the Original Credit Agreement (with the exception of Clauses 12.1.2 (Lender's Lien granted by Borrower I over the Bordeaux Property), 12.1.3 (Lender's Lien granted by Borrower II over the Marseille Property) and 12.1.4 (Lender's Lien granted by Borrower III over the Rueil Property) under the terms of the Agreement provided in Schedule 5 (Amended Credit Agreement N°1) of this Amendment N°1 (the Amended Credit Agreement N°1).

(E)	On the date of the satisfaction of the conditions precedent specified in Clause 7 hereafter:

-	Clauses 1 to 27 of the Agreement (with the exception of Clauses 12.1.2 (Lender's Lien granted by Borrower I over the Bordeaux Property), 12.1.3 (Lender's Lien granted by Borrower II over the Marseille Property) and 12.1.4 (Lender's Lien granted by Borrower III over the Rueil Property)) in force between the Parties shall be Clauses 1 to 27 of the Amended Credit Agreement N°1 (with the exception of Clauses 12.1.2 (Lender's Lien granted by Borrower I over the Bordeaux Property), 12.1.3 (Lender's Lien granted by Borrower II over the Marseille Property) and 12.1.4 (Lender's Lien granted by Borrower III over the Rueil Property));
-	Clauses 12.1.2 (Lender's Lien granted by Borrower I over the Bordeaux Property), 12.1.3 (Lender's Lien granted by Borrower II over the Marseille Property) and 12.1.4 (Lender's Lien granted by Borrower III over the Rueil Property) and Clauses 28 to 32 of the Agreement in force between the Parties shall be Clauses 12.1.2, 12.1.3, 12.1.4 and 28 to 32 of the Original Credit Agreement.

2.	SPECIAL CONDITIONS

The main features of the Additional Tranche shall be as follows:

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2.1	Amount

The Initial Lender grants to Borrower III, who accepts, the Additional Tranche of an amount in principal of TWENTY MILLION EURO (EUR 20,000,000) in accordance with the terms and conditions of the Amended Credit Agreement N°1 provided in Schedule 5 and of this Amendment N°1.

2.2	Purpose

The purpose of the Additional Tranche is to finance, partially and proportionally, the payment of the Rueil Acquisition Price.

2.3	Availability

2.3.1	Drawdown Notice

In order to receive the Additional Tranche, Borrower III provided the Drawdown Notice to the Initial Lender on 19 February 2015.

2.3.2	Availability

Taking into account the satisfaction of all the conditions precedent specified in Clause 7 of Amendment N°1, prior to or on the Date of Amendment N°1, the Initial Lender shall make available to Borrower III, on the Date of Amendment N°1, and as recorded in the books of the Undersigned and Participating Notaries, the entirety of the Additional Tranche.

2.4	Term

Without prejudice to the provisions of Clause 5.2 (Mandatory Prepayments) of the Amended Credit Agreement N°1, Clause 5.3 (Voluntary Prepayments) of the Amended Credit Agreement N°1 and Clause 15 (Acceleration) of the Amended Credit Agreement N°1, the Additional Tranche is granted for a term expiring on 27 August 2016.

2.5	Interest

2.5.1	Interest

Borrower III shall pay to the Agent, on behalf of the Lenders, on each Interest Payment Date, interest on the Outstanding Amount of the principal of the Additional Tranche, calculated at the applicable Interest Rate, namely the sum of:

-	the Reference Rate,

-	the Applicable Margin of the Additional Tranche equal to seven point five per cent (7.5%) per annum, and

-	where applicable, the Mandatory Costs.

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2.5.2	Interest periods

With regard to the Additional Tranche, the first applicable Interest Period shall begin on the Date of Amendment N°1 and end on 15 April 2015 (exclusive);

The last Interest Period shall in any event end on the Final Repayment Date of the Additional Tranche.

2.6	Normal amortization of the Additional Tranche

Subject to the provisions of Clause 5.2 (Mandatory prepayments) of the Amended Credit Agreement N°1, Clause 5.3 (Voluntary prepayments) of the Amended Credit Agreement N°1 and Clause 15 (Acceleration) of the Amended Credit Agreement N°1, the Outstanding Amount of the Additional Tranche, in addition to any other sums owed under the Finance Documents, must be repaid by Borrower III (or by the Representative of the Borrowers on behalf of Borrower III):

(i)	on 15 January 2016, an amount equal to the entirety of the Excess Cash of the Borrowers on such Interest Payment Date;

(ii)	on 15 April 2016, an amount equal to the entirety of the Excess Cash of the Borrowers on such Interest Payment Date;

(iii)	on 15 July 2016, an amount equal to the entirety of the Excess Cash of the Borrowers on such Interest Payment Date; and

(iv)	the balance of the Outstanding Amount of the Additional Tranche, no later than the Final Repayment Date of the Additional Tranche.

2.7	Prepayment fee

Borrower III shall not be obliged to pay the Prepayment Fee set out in Clause 5.6 of the Amended Credit Agreement N°1 in the event of voluntary prepayment of all or part of the Additional Tranche occurring on an Interest Payment Date.

2.8	Calculation of the Financial Ratios

It is expressly agreed by the Parties that the Outstanding Amount of the principal of the Additional Tranche shall not be taken into consideration for the calculation of the Financial Ratios.

2.9	Allocation of payments

By way of derogation from the provisions of Clause 9.2.2 of the Original Credit Agreement, if on 15 January 2016, Borrower III has not yet repaid in full the Outstanding Amount of the Additional Tranche, the Representative of the Borrowers may not carry out any Majority Shareholder Distribution, and this, for as long as the Outstanding Amount of the Additional Tranche has not been repaid in full.

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3.	JOINT AND SEVERAL LIABILITY BETWEEN THE BORROWERS

As is clear from the Amended Credit Agreement N°1 provided in Schedule 5 hereof:

(a)	the undertakings of Borrower I and Borrower II with regard to Borrower III under Clause 3.2 of the Amended Credit Agreement N°1; and

(b)	the undertakings of Borrower III with regard to Borrower I and Borrower II under said Clause 3.2 of the Amended Credit Agreement N°1,

shall take effect on the Date of Amendment N°1.

Where applicable, Borrower I and Borrower II confirm that their undertakings with regard to Borrower III cover the obligations of Borrower III under the terms of the Facility as it is modified by this Amendment N°1.

4.	GRANTING OF NEW SECURITY INTERESTS – SUBSTITUTION OF SECURITY INTERESTS

As is clear from the Amended Credit Agreement N°1 provided in Schedule 5 hereof, if the definition of "Secured Obligations" remains unchanged, this will now refer to the amended definitions of "Facility" (namely, "the loan granted under the terms of the Agreement by the Initial Lender to the Borrowers, for a maximum amount in principal of SEVENTY MILLION EURO (EUR 70,000,000)") and the Allocated Share. The Share Allocated to Borrower III is equal to, from the Date of Amendment N°1, FIFTY-FIVE MILLION NINE HUNDRED THOUSAND EURO (EUR 55,900,000), corresponding to the sum of its allocated share of an amount equal to THIRTY-FIVE MILLION NINE HUNDRED THOUSAND EURO (EUR 35,900,000) under the Initial Tranche (the Initial Borrower III Sub-Tranche) and of its allocated share of an amount equal to TWENTY MILLION EURO (EUR 20,000,000) under the Additional Tranche.

In addition, the following two new definitions are added:

"Additional Secured Obligations shall mean, as the case may be, for the purposes of certain Security Interests granted in accordance with the provisions of the relevant Security Documents:

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(a)	in the case of the lender's lien granted by Borrower III under the terms of Clause 4.1.2 of Amendment N°1: (i) all the sums representing principal, interest, default interest, fees, penalties, indemnities, Break Costs, costs and ancillary amounts owed by Borrower III to the Lenders under the Additional Tranche of the Facility; and (ii) any sums representing principal, interest, default interest, fees, penalties, indemnities, Break Costs, costs and ancillary amounts owed in the context of the Agreement by the other Borrowers and which Borrower III is required to pay in its capacity as joint and several co-debtor in accordance with the conditions and caps of Clause 3.2.2 and Clause 3.2.3 of the Agreement, in the event of the Acceleration of the Facility or with effect from the Final Payment Date and in the event of the enforcement of such security interests;

(b)	in the case of a Bank Account Pledge granted by Borrower III on the Date of Amendment N°1: (1) all the sums representing principal, interest, default interest, fees, penalties, indemnities, Break Costs, costs and any other ancillary amounts payable by Borrower III to the Agent, the Security Agent and the Lenders pursuant to the Additional Tranche of the Facility and the Finance Documents (excluding the Hedging Agreements) and, more generally, all the sums owed by Borrower III to the Agent, the Security Agent and the Lenders, including any disbursements, expenditure, costs and charges incurred by all or any of the latter in the context of the protection or exercise of their rights pursuant to such Finance Documents, and (2) all the sums referred to under (1) payable by the other Borrowers and which the relevant Borrower is required to pay in its capacity as joint and several co-debtor in accordance with the conditions and caps of Clause 3.2.2 (Joint and several liability between the Borrowers) (to the extent that such disbursements, expenditure, costs and charges must be borne by the relevant Borrower pursuant to Clause 20 (Costs, expenditure and registration));

(c)	in the case of the Representative of the Borrowers Share Pledge granted by Borrower I on the Date of Amendment N°1, all the sums representing principal, interest, default interest, fees, penalties, indemnities, Break Costs, costs and ancillary amounts, payable by Borrower I to the Lenders pursuant to its Allocated Share of, including any disbursements, expenditure, costs and charges incurred by all or any of the latter in the context of the protection or exercise of their rights pursuant to such Finance Documents (to the extent that such disbursements, expenditure, costs and charges must be borne by Borrower I pursuant to Clause 20 (Costs, expenditure and registration));

(d)	in the case of a Representative of the Borrowers Share Pledge granted by the OPCI on the Date of Amendment N°1, all the sums representing principal, interest, default interest, fees, penalties, indemnities, Break Costs, costs, taxes, fees, transfer duties and any other ancillary amounts payable by Borrower III under the Additional Tranche of the Facility (in its capacity as principal debtor), and, more generally, all the sums owed by Borrower III to the Agent, the Security Agent and the Lenders pursuant to the Finance Documents (excluding the Hedging Agreements), including any disbursements, expenditure, costs and charges incurred by all or any of the latter in the context of the protection or exercise of their rights pursuant to such Finance Documents (to the extent that such disbursements, expenditure, costs and charges must be borne by the Borrowers pursuant to Clause 20 (Costs, expenditure and registration)).

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(e)	in the case of any other Security Interest granted on the Date of Amendment N°1 by a Shareholder (in the case of ARC Global II (Holding), in its capacity as Majority Shareholder or Representative of the Borrowers), all the sums representing principal, interest, default interest, fees, penalties, indemnities, Break Costs, costs, taxes, fees, transfer duties and any other ancillary amounts payable by Borrower III under the Additional Tranche of the Facility (in its capacity as principal debtor), and, more generally, all the sums owed by Borrower III to the Agent, the Security Agent and the Lenders pursuant to the Finance Documents (excluding the Hedging Agreements), including any disbursements, expenditure, costs and charges incurred by all or any of the latter in the context of the protection or exercise of their rights pursuant to such Finance Documents (to the extent that such disbursements, expenditure, costs and charges must be borne by the Borrowers pursuant to Clause 20 (Costs, expenditure and registration)). "

"Original Secured Obligations shall mean, as the case may be, for the purposes of certain Security Interests granted in accordance with the provisions of the relevant Security Documents:

(a)	in the case of the lender's lien granted by Borrower III under the terms of Clause 12.1.4 of the Agreement: (i) all the sums representing principal, interest, default interest, fees, penalties, indemnities, Break Costs, costs and ancillary amounts owed by Borrower III to the Lenders under the Agreement pursuant to the Initial Borrower III Sub-Tranche, and (ii) any sums representing principal, interest, default interest, fees, penalties, indemnities, Break Costs, costs and ancillary amounts owed in the context of the Agreement by the other Borrowers and which Borrower III is required to pay in its capacity as joint and several co-debtor in accordance with the conditions and caps of Clause 3.2.2 and Clause 3.2.3 of the Agreement, in the event of the Acceleration of the Facility or with effect from the Final Payment Date and in the event of the enforcement of such security interests;

(b)	in the case of the Bank Account Pledge granted by Borrower III on the Date of the Original Credit Agreement: (1) all the sums representing principal, interest, default interest, fees, penalties, indemnities, Break Costs, costs and any other ancillary amounts payable by Borrower III to the Agent, the Security Agent and the Lenders pursuant to the Borrower III Sub-Tranche and the Finance Documents (excluding the Hedging Agreements) and, more generally, all the sums owed by the relevant Borrower to the Agent, the Security Agent and the Lenders, including any disbursements, expenditure, costs and charges incurred by all or any of the latter in the context of the protection or exercise of their rights pursuant to such Finance Documents, and (2) all the sums referred to under (1) payable by the other Borrowers and which the relevant Borrower is required to pay in its capacity as joint and several co-debtor in accordance with the conditions and caps of Clause 3.2.2 (Joint and several liability between the Borrowers) (to the extent that such disbursements, expenditure, costs and charges must be borne by the relevant Borrower pursuant to Clause 20 (Costs, expenditure and registration));

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(c)	in the case of the Representative of the Borrowers Share Pledge granted by Borrower I on the Date of the Original Credit Agreement, all the sums representing principal, interest, default interest, fees, penalties, indemnities, Break Costs, costs and ancillary amounts, payable by Borrower I to the Lenders pursuant to its Allocated Share, including any disbursements, expenditure, costs and charges incurred by all or any of the latter in the context of the protection or exercise of their rights pursuant to such Finance Documents (to the extent that such disbursements, expenditure, costs and charges must be borne by the relevant Borrower pursuant to Clause 20 (Costs, expenditure and registration));

(d)	in the case of a Representative of the Borrowers Share Pledge granted by the OPCI on the Date of the Original Credit Agreement, all the sums representing principal, interest, default interest, fees, penalties, indemnities, Break Costs, costs, taxes, fees, transfer duties and any other ancillary amounts payable by the Borrowers under the Initial Tranche of the Facility (in their capacity as principal debtor), and, more generally, all the sums owed by the Borrowers to the Agent, the Security Agent and the Lenders pursuant to the Finance Documents (excluding the Hedging Agreements), including any disbursements, expenditure, costs and charges incurred by all or any of the latter in the context of the protection or exercise of their rights pursuant to such Finance Documents (to the extent that such disbursements, expenditure, costs and charges must be borne by the Borrowers pursuant to Clause 20 (Costs, expenditure and registration)).

(e)	in the case of any other Security Interest granted on the Date of the Original Credit Agreement by a Shareholder (in the case of ARC Global II (Holding), in its capacity as Majority Shareholder or Representative of the Borrowers), all the sums representing principal, interest, default interest, fees, penalties, indemnities, Break Costs, costs, taxes, fees, transfer duties and any other ancillary amounts payable by the Borrowers under the Initial Tranche of the Facility (in their capacity as principal debtor), and, more generally, all the sums owed by the Borrowers to the Agent, the Security Agent and the Lenders pursuant to the Finance Documents (excluding the Hedging Agreements), including any disbursements, expenditure, costs and charges incurred by all or any of the latter in the context of the protection or exercise of their rights pursuant to such Finance Documents (to the extent that such disbursements, expenditure, costs and charges must be borne by the Borrowers pursuant to Clause 20 (Costs, expenditure and registration)). "

4.1	Security Interests In Rem

4.1.1	Description of the Rueil Property

The land registry base of the Rueil Property is at 246 to 250 route de l'Empereur, 13 avenue Otis Mygath, and 56 rue Henri Regnaud, RUEIL-MALMAISON (92500),

Currently entered into the land registry as follows:

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Section	N°	Place	Surface
BK	286	11 Avenue Othis Mygatt	00ha 00a 18ca
BK	443	"Route de l'Empereur"	00ha 02a 17ca
BK	721	"Route de l'Empereur"	00ha 04a 17ca
BK	723	"Route de l'Empereur"	00ha 03a 75ca
BK	724	"248 Route de l'Empereur"	02ha 22a 02ca
BK	727	"Route de l'Empereur"	00ha 04a 68ca
		Total	2ha 36a 97ca

Divided as follows:

- plot section BK, plot number 368: section BK, numbers 720 and 721,

- plot section BK, plot number 370: section BK, numbers 722 and 723,

- plot section BK, plot number 372: section BK, numbers 724 and 725,

- plot section BK, plot number 468: section BK, numbers 726 and 727,

Said cadastral reorganisation was the subject of land survey document n° 4538P dated 6 January 2015 and was filed with Maître Laurent CASSIGNARD, Notary in Paris, in accordance with the terms of a deed dated this day, a certified copy of which shall be published at the NANTERRE 1 Land Registry.

It is hereby clarified that the Rueil Property was subject to a system of joint ownership pursuant to a division description and condominium rules drawn up by Maitre THIBIERGE, Notary in PARIS, on 8 March 1973, and an amendment received by Maitre THIBIERGE on 14 November 1973 published at the NANTERRE 1 Land Registry, 11 January 1974 volume 1220, issue 7.

Said division description and condominium rules were amended as follows:

- Following a deed received by Maître DAUBLON, Notary in PARIS, on 29 May 1981 published in the NANTERRE 1 Land Registry, 20 July 1981 volume 5054 n°2,

- Following a deed received by Maître DAUBLON, Notary in PARIS, on 29 May 1981 published in the NANTERRE 1 Land Registry, 20 July and 31 August 1981 volume 5054 n°4.

Under the terms of a deed received by Maître CASSIGNARD, on 26 November 2014, published in the NANTERRE 1 Land Registry, on 8 December 2014, volume 2014P, number 7563, it was decided to cancel the division description and condominium rules.

Description of buildings

The Rueil property comprises five main buildings from the ground floor to the fourth floor on a lower ground floor, connected by walkways.

It has 554 parking spaces distributed in the basement and on the surface.

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Relative effect

Deed receivable by Maître Laurent Hosana, Notary in Paris 17th district, on this day subsequent hereto, containing a sale by Vendor III to Borrower III, a certified copy of which shall be published at the Nanterre 1 Land Registry.

Mortgage status

A mortgage status report issued by the land registration service of NANTERRE 1, on 12 January 2015 and certified on 09 January 2015 revealed the existence of no lien or mortgage on the Rueil Building,

4.1.2	Lender’s lien granted by Borrower III over the Rueil Property

As security for and in order to guarantee the payment and repayment of the Additional Secured Obligations and ancillary amounts valued at eight per cent (8%), the Initial Lender shall benefit from the following lender's lien over the Rueil Property:

Undertaking as to use of the funds – Lender’s lien

Borrower III undertakes to use the sum of twenty million Euro (€20,000,000) corresponding to its Allocated Share of the Additional Tranche to the partial payment of the price, and to declare in the Rueil Acquisition Deed that it has made such payment in the amount of twenty million Euro (€20,000,000) using the funds paid to it under the Facility, so that the Lender may benefit over the Rueil Property, up to the amount of the sums so used, from the lender’s lien provided for by Article 2374 of the French Civil Code.

Such lender’s lien shall be registered to the Lender with the relevant land registry department in the following form:

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AS SECURITY FOR:

The sum of twenty million Euro, representing the principal	€20,000,000.00

Interest and fees of which the ranking is protected by law	Memorandum

Total amounts ancillary to the receivable, (including inter alia but without limitation):

(i) the agreed fees;

(ii) the increased interest payable on any late payment of the sums owed;

(iii) the indemnities and termination costs (all sums owed by way of indemnities, inter alias on Acceleration, by way of damages and penalties, the travel costs of the creditor, the costs associated with the assignment of the receivable after acceleration, costs constituted by fees, recovery costs, procedural costs, indemnities payable in the event of an order being handed down...);

(iv) taxes payable in connection with the sums owed;

(v) insurance premiums;

(vi) costs (costs of procuring a transfer of title, registration costs and registration renewal costs, enforcement and recovery costs...);

valued at eight per cent (8%), namely: one million six hundred thousand Euro	€1,600,000.00

Total to be registered: TWENTY-ONE MILLION SIX HUNDRED THOUSAND EURO	€21,600,000.00

This registration shall remain in force, in accordance with the provisions of Article 2434 of the French Civil Code, until 27 August 2017 and shall rank first, concurrently with the lender's lien that shall be registered in accordance with the provisions of Clause 12.1.4 of the Agreement, and not be superseded by any registration in favour of a third party.

For the sole purposes of formalising said registration, the Initial Lender stipulates that the Interest Rate on this date is seven point five four five per cent (7.545%) per annum based on the 3 month Euribor of 23 February 2015.

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4.2	Borrowers Share Pledges

4.2.1	Definitions

For the purposes of this Clause 4.2, the terms below shall have the following meanings:

"Beneficiaries" shall together mean the Agent, the Security Agent and the Lenders in their capacity as beneficiaries of the Pledges, as well as their respective and successive successors, transferees and assigns; "Beneficiary" shall mean any one of them. It is expressly agreed that the Beneficiaries shall be duly represented for the purposes hereof (including in the event of the enforcement of the Pledges) by the Security Agent, who is hereby instructed by each one of the Beneficiaries to do so.

“Pledgor” shall mean the Majority Shareholder and the Minority Shareholder, as identified in the list of parties to the Agreement, with each of them acting as far as it alone is concerned.

“Pledges” shall together mean each one of the second-ranking pledges granted over the Shares held by the relevant Pledgor, pursuant to the provisions of Clause 4.2.3 below.

"Shares" shall mean all of the shares held by the relevant Pledgor in the share capital of Borrower I, Borrower II and Borrower III, namely, (a) on the Date of Amendment N°1, the shares listed in tables 1 and 2 below as well as (b) in the future, any shares that may replace, be substituted for or supplement the shares originally pledged pursuant to this Clause 4.2 (Borrowers Share Pledges).

TABLE 1 – SHARES PLEDGED ON THE DATE OF AMENDMENT N°1

Pledgor	Relevant Borrower	Nunber of Shares Pledged
Majority	Borrower I	999 shares numbered 1 to 999
Shareholder	Borrower II	999 shares numbered 1 to 999
	Borrower III	999 shares numbered 1 to 999

TABLE 2 – SHARES PLEDGED ON THE DATE OF AMENDMENT N°1

Pledgor	Relevant Borrower	Nunber of Shares Pledged
Minority	Borrower I	1 share numbered 1,000
Shareholder	Borrower II	1 share numbered 1,000
	Borrower III	1 share numbered 1,000

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4.2.2	Reminder

On the Date of the Original Credit Agreement, the Pledgors granted to the Beneficiaries in accordance with the terms of Clause 12.2 of the Original Credit Agreement:

(i)	first-ranking privileged pledges over the Shares of Borrower I and Borrower II, to take effect from the Date of the Original Credit Agreement; and

(ii)	first-ranking and privileged pledges over the Shares of Borrower III, to take effect on this day, on the Rueil Acquisition Date,

as security for the Original Obligations.

Taking into account the approval of the Additional Tranche, the Pledgors intend to grant to the Beneficiaries, on the Date of Amendment N°1, second-ranking privileged pledges over the Shares of Borrower I, Borrower II and Borrower III, as security for the Additional Secured Obligations.

4.2.3	Grant

On the Date of the Amendment N°1, each Pledgor hereby irrevocably pledges in favour of the Beneficiaries, as security for the payment and repayment of the relevant Additional Secured Obligations, the Shares held by it in the share capital of Borrower I, Borrower II and Borrower III, in the form of a second-ranking privileged pledge, pursuant to the provisions of Articles 2355 (in reference to provisions relating to the pledging of tangible assets), 1866 et seq. of the French Civil Code, and Articles L. 521-1 et seq. of the French Commercial Code which Borrower I, Borrower II and Borrower III, each to the extent that concerns them, accept.

The Pledges granted pursuant to this Clause shall supplement the other Security Interests and may not be substituted for them or operate as a novation thereof.

4.2.4	Scope of the pledges

(A)	Each of the Pledges shall cover

(i)	any income or proceeds from or any amount ancillary to the Shares (including any options and pecuniary rights, which are or may be attached to the Shares, such as any dividend, liquidation dividend or distribution resulting from a share capital reduction or buy-back of shares), which in each case is not yet paid to the relevant Pledgor on the date of the enforcement of the Pledge;

(ii)	any share or right resulting from the pledged Shares or substituted for or supplementing the pledged Shares, following an exchange, consolidation, division, allotment for no consideration, subscription in cash or otherwise; and

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(iii)	in accordance with the provisions of Article 2333 of the French Civil Code, any other new shares held by the Pledgor in the Companies (including any options and pecuniary rights attached thereto) for any reason whatsoever after the Signing Date;

in each case such rights falling within the scope of the relevant Pledge and being automatically incorporated into such Pledge, without such transactions constituting in any way a novation of the rights and security interests held by the Beneficiaries pursuant to the Pledges.

Each Pledgor waives any right to be subrogated or substituted in any rights of the Beneficiaries pursuant to any payment made pursuant to the Pledge granted by it and its right to invoke such rights and benefits, as long as the sums owed by Borrower III under the Additional Tranche and, more generally, the Finance Documents, are not paid and repaid definitively and in full.

(B)	As long as the Pledges have not been enforced in accordance with the conditions set out below:

(i)	the right to vote at the meetings of the Borrowers attached to the Shares shall continue to be exercised by the relevant Pledgor in a manner that does affect the validity, effectiveness or enforceability of the Pledges or that might prevent the Beneficiaries from exercising their rights pursuant to this Clause 4.2

(ii)	the relevant Pledgor may dispose of any dividends, entitlements to dividends and other pecuniary rights of which it is the beneficiary pursuant to the Shares held by it, subject however to compliance with the provisions of the Agreement and the Subordination Agreement.

4.2.5	Representations and Warranties

(A)	Each Pledgor represents and warrants at the date hereof, on its own behalf and to the Beneficiaries, the following:

(a)	on the Date of Amendment N°1, the Shares of Borrower I, Borrower II and Borrower III have been duly issued and paid up in full and it has the full title thereto;

(b)	there exists no call or exchange option over all or any of the Shares held by it, or any project including options to subscribe for or purchase all or any of the Shares held by it, and, more generally, no agreement is in force pursuant to which a Borrower or the Borrowers in which it holds Shares has or have assumed any obligation to proceed with an issue of new shares;

(c)	the Share Pledges granted by it were authorised by a unanimous resolution of the shareholders of each Borrower on 27 February 2015;

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(d)	on the Date of Amendment N°1, the Shares pledged by the Pledgors represent all the shares issued by the Borrowers.

(B)	The representations and warranties referred to in paragraph (A) above are made on the Date of Amendment N°1 and, with respect to the representations and warranties set out in subsection (b) shall be deemed repeated on each date on which the representations and warranties provided for in Clause 13 of the Agreement are deemed repeated.

4.2.6	Undertakings

Each Pledgor undertakes for the entire term of the Agreement to take any reasonable measures and to comply with any necessary formalities which it is requested to take or with which it is requested to comply in writing by the Security Agent for the purposes of allowing the Beneficiaries to exercise at any time the rights, remedies and liens granted to them pursuant to the law or this Clause 4.2

4.2.7	Enforcement

(A)	Upon: (x) the occurrence of a General Acceleration Event defined by Clause 15.1.1 (A) (Payment default) of the Agreement and on the expiry, as the case may be, of any remediation period agreed upon; or (y) any Acceleration; or (z) the non-payment of any sums owed on the Final Repayment Date of the Additional Tranche, the Security Agent, acting on behalf of the Beneficiaries, may exercise the rights, remedies and liens granted to any pledged creditor by the law by virtue of the Pledges, and may inter alias, without prejudice to any other action that may be taken independently or concurrently, at the discretion of the Beneficiaries:

(a)	proceed with a public sale of all or any of the Shares in accordance with the provisions of Article L.521-3 of the French Commercial Code; or

(b)	procure the transfer to the Beneficiaries of title to all or any of the Shares pledged pursuant to any one of the Pledges in accordance with the provisions of Article 2347 of the French Civil Code; or

(c)	two (2) Business Days after serving notice on the relevant Borrowers and the Pledgors (the “Transfer Date”), procure the transfer to itself of full title to all or any of the Shares in accordance with the provisions of Article 2348 of the French Civil Code pertaining to forfeiture clauses and the provisions of paragraph (B) below.

(B)	The transfer of full title to the Shares referred to in paragraph (A)(c) above shall take place on the Transfer Date in strict compliance with the following provisions:

(a)	on the Transfer Date, the Beneficiaries (represented by the Security Agent) and the relevant Pledgors shall together appoint, pursuant to the proposal of the Security Agent, an expert;

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(b)	the relevant Pledgors shall be at liberty to approve or reject the proposed expert (it being specified that the silence of the Pledgors for five (5) consecutive Business Days shall be deemed to constitute their approval);

(c)	on the rejection of an expert by the relevant Pledgors, an expert shall be appointed by an order of the Presiding Judge of the Paris Commercial Court, pursuant to an ex parte application of the relevant Pledgors and/or the Security Agent, from amongst the banks, the leading audit firms operating in France or any other expert appearing on the list of experts approved by the Paris Appeal Court (in the section entitled “Economy and Finance”, having as their specialisation “Valuation of corporate rights – mergers, demergers and contributions”);

(d)	the expert so appointed shall determine the value of the Shares on the Transfer Date within a period of thirty (30) calendar days from its acceptance of such task. To such end, the relevant Parties undertake to provide the expert with any documentation and information that may be useful to it in the performance of its task. The expert procedure shall:

-	provide the relevant Parties with a reasonable opportunity to make oral or written submissions;

-	require that the relevant Parties provide each other with a copies of any written submissions delivered to the expert concomitantly with such delivery to the expert;

-	allow each relevant Party to attend any hearing of the other Party;

The valuation of the expert must be duly justified and based on precise documented evidence and several calculation methods generally used in relation to the same type of shares;

(e)	the expert so appointed shall deliver to the Security Agent and the Pledgors its decision, which must be accompanied by all supporting documents; the valuation of any expert appointed pursuant to this Clause shall be binding on the Security Agent, the Beneficiaries and the Pledgors and may not be challenged in the absence of a clear error; and

(f)	notwithstanding the foregoing, at any time during the procedure described in this paragraph (B), the Security Agent shall have the option of recourse to any one of the other procedures described in paragraph (A) above, should it deem this necessary to best preserve the interests of the Beneficiaries.

The Pledgors hereby undertake to sign any document and comply with any formalities required to ensure the effectiveness of the transfer of the Shares on the Transfer Date to the Beneficiaries and undertake to such end to deliver all the corporate documents of the relevant Borrower to the Security Agent on the Transfer Date.

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(C)	Any proceeds so received from a sale of the Shares in the event of an enforcement of the Pledges shall then be applied to repay the Additional Secured Obligations, in accordance with the provisions of Clause 12.9 (Allocation of proceeds from the Security Interests).

Any sum received by the Beneficiaries pursuant to the enforcement of the Pledges that exceed the sums required to pay and repay the Additional Secured Obligations shall be returned by the Beneficiaries to the Pledgors, pro rata their respective holdings in the relevant Borrower.

(D)	The Beneficiaries shall in no circumstances bear any liability for any values determined for the purposes of the enforcement of the Pledges. The reasonable costs resulting from the enforcement of the Pledges shall be borne by the Pledgors and shall be set off against the proceeds of the enforcement of the Pledges.

4.2.8	The Term

(A)	The Pledges constituting the subject matter of this Clause 4.2 and the obligations of the Pledgors in this regard enter into force on the Date of Amendment N°1 and shall remain in force until the date on which all of the relevant Additional Secured Obligations have been paid and repaid definitively and in full. It is specified that until such date the Pledges shall continue to produce their effects in the event of a deferral of maturity or the amendment of any one of the clauses or conditions of the Agreement and the other Finance Documents (inter alias in the event of an increase in the amount of the Additional Secured Obligations), without any Pledgor being entitled to invoke such various facts as a novation and without it being necessary to amend the terms of this Clause, to which each Pledgor hereby expressly consents.

(B)	The Security Interest granted pursuant to this Clause shall not be deemed extinguished and shall not be affected by any payments made from time to time over the term of the Agreement in order to partially repay the relevant Secured Obligations

4.2.9	Formalities

The Security Agent, in the name and on behalf of the Beneficiaries, shall, at the expense of the relevant Pledgors, register the Pledges in accordance with the provisions of Decree No. 2006-1804 of 23 December 2006, enacted for the purposes of the implementation of Article 2338 of the French Civil Code, pertaining to the publication of pledges without any transfer of title, and the Security Agent shall renew any such registration as long as such Pledge is in force and, in particular before the end of the fifth year of its first registration.

To such end, all powers are granted to the Undersigned Notary.

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In accordance with the possibility granted pursuant to Article 1866 of the French Civil Code, each Borrower declares, as far as it alone is concerned, its express acceptance of the second-ranking pledge of its Shares, of which it will keep duly notified and consequently excuse the Agent and the Lender from any notification thereof.

4.2.10	Benefit

(A)	All the rights, liens and options granted to the Beneficiaries in accordance with the terms of this Clause 4.2 shall benefit their successive successors, transferees and assigns, in accordance with the terms of Clause 17 of the Agreement, and all the covenants, representations and warranties and obligations of the Pledgors pursuant to this Clause 4.2 shall bind their successive successors, transferees and assigns in accordance with the same terms as the Pledgors, it being however understood and agreed that:

(a)	a Pledgor may not assign all or any of its rights or delegate or assign all or any of its obligations pursuant to this Clause 4.2 otherwise than in accordance with the terms and the conditions of the Agreement, and in particular the provisions of Clause 5.2.1.1 of the Agreement; and

(b)	the Security Agent or any one of the Beneficiaries may assign its rights and obligations pursuant to this Clause 4.2 to any third party, in accordance with the conditions of the Agreement.

(B)	The provisions of this Clause 4.2 shall benefit each one of the Beneficiaries and their respective successors and assigns, inter alia as a result of a sale, merger, demerger or asset contribution in accordance with Articles L.236-1 et seq. of the French Commercial Code into which any one of the Beneficiaries may enter, without being required to comply with any specific formality or make any specific reiteration.

(C)	In the event of a transfer or assignment of all or any of its rights and obligations by the Security Agent or any other Beneficiary in accordance with the conditions of paragraph (A) above, the Security Agent or such Beneficiary hereby expressly reserves to itself, which the Pledgor hereby accepts, all the rights and liens resulting from these Pledges, so that, in accordance with the provisions of Article 1278 of the French Civil Code, these may benefit the designated successor or assignee of the Security Agent or such Beneficiary.

4.3	Insurance Delegations

Pursuant to the provisions of Article L.121-13 of the French Insurance Code, the Lenders, in their capacity as the registered mortgagees of the Rueil Property shall receive any “property damage” insurance proceeds paid by a relevant insurance company on the occurrence of an insured event affecting a Property.

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The Undersigned Notary shall notify the benefit of the provisions of the aforementioned Article L 121-13 of the French Insurance Code to the relevant insurance company, with a block on the payment of any insurance proceeds, in order to protect the Lenders on the occurrence in particular of an insured event.

Any insurance proceeds received by the Lenders pursuant to such statutory delegation shall be allocated in accordance with the provisions of Clause 5.2.1.3 of the Agreement.

Borrower III declares, in relation to the Rueil Property, that it has taken out directly or has had taken out on its behalf, a comprehensive insurance policy and a property owner's civil liability insurance policy covering the financial consequences of its civil liability, with insurance company AXA France IARD, 313 Terrasse de l'Arche, 92727 NANTERRE CEDEX, policy number 65.824.663.04.

4.4	Bank Account Pledge

It is recalled that on the Date of the Original Credit Agreement and in accordance with the terms of Clause 12.5 of the Original Credit Agreement:

(i)	Borrower I and Borrower II have pledged the credit balance of their respective Operating Accounts;

(ii)	the Representative of the Borrowers has pledged the credit balance of the RB Pooling Account; and

(iii)	Borrower III has pledged the credit balance of its Operating Account, as security for the Original Secured Obligations, to take effect on the Rueil Acquisition Date, namely this day.

These pledges remain in full force and unchanged on the Date of Amendment N°1.

Taking into account the grant of the Additional Tranche, Borrower III intends to grant to the Beneficiaries, on the Date of Amendment N°1, a second-ranking privileged pledge over the credit balance of its Operating Account, as security for the Additional Secured Obligations.

4.4.1	Definitions

For the purposes of this Clause, the terms below shall have the following meanings:

Beneficiaries shall together mean the Agent, the Security Agent and the Lenders in their capacity as beneficiaries of the Pledges, as well as their respective and successive successors, transferees and assigns; Beneficiary shall mean any one of them. It is expressly agreed that the Beneficiaries shall be duly represented for the purposes hereof (including in the event of the enforcement of the Pledge) by the Security Agent, who is hereby instructed by each one of the Beneficiaries to do so.

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Pledgor shall mean Borrower III.

Pledged Account shall mean the account opened with the Accounts Bank, the details of which are provided below:

	Details of the Pledged Account
Pledgor	Bank	Agency	Account	Account Details
Borrower III	30003	03175	00020367402	82

Pledge shall mean the second-ranking privileged pledge over the Pledged Account pursuant to the provisions of Clause 4.4.2 below.

4.4.2	Grant

On the Date of Amendment N°1, Borrower III hereby irrevocably pledges its Pledged Account to the Beneficiaries, as security for the payment and repayment of the relevant Additional Secured Obligations, and its provisional or final balance (including any interest generated on such balance, as the case may be, in accordance with, and subject to the reservations stipulated by, Article 2360 of the French Civil Code), in the form of a second-ranking privileged pledge, pursuant to the provisions of Articles 2355 et seq. of the French Civil Code, and Articles L. 521-1 et seq. of the French Commercial Code.

The Pledge granted pursuant to this Clause shall supplement the other Security Interests and may not be substituted for them or operate as a novation thereof.

4.4.3	Scope

In accordance with Article 2360 of the French Civil Code, the receivable pledged pursuant to the Pledge shall be constituted by the provisional or final credit balance of the Pledged Account on the date of the enforcement of the Security Interest, subject to the settlement of any outstanding transactions.

Any rights held by the Pledgor over any sums credited to the Pledged Account shall be automatically included in the scope of the Pledge granted by the Pledgor.

The Pledge shall constitute a continuing security, notwithstanding any account balancing or any other event.

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4.4.4	Notification for the purposes of enforceability

To the extent required, the Pledgor and the Beneficiaries expressly instruct the Undersigned Notary to serve, following the signature of this deed (and subsequent to the Rueil Acquisition Date), a purely informative notice of the Pledge of the Accounts Bank, by means of an information notice of the pledge of the balance of the Pledged Account (the Information Notice).

4.4.5	Operation

(A)	As long as no General Acceleration Event or Property Acceleration Event has occurred, the Pledgor shall be entitled to use its Pledged Account without restriction, subject to compliance with the provisions of the Agreement and the Subordination Agreement.

(B)	Upon the occurrence of any General Acceleration Event or Property Acceleration Event, the Security Agent, acting on behalf of the Beneficiaries, may notify such occurrence to the Accounts Bank (with a copy to the relevant Pledgor) by registered letter with an acknowledgement of receipt and therein request that the Accounts Bank immediately cease following the instructions of the Pledgor in relation to its Pledged Account, until such time as the relevant General Acceleration Event or Property Acceleration Event is remedied or waived, or until such time as the Security Agent, acting on behalf of the Beneficiaries, requests the transfer of the sums standing to the credit of the Pledged Account in accordance with the provisions of Clause 4.4.6 below, to which the Pledgor hereby consents.

(C)	By way of derogation from the foregoing, the Pledgor is hereby authorised to allocate the sums standing to the credit of its Pledged Account after the service of a blocking notice on the Accounts Bank pursuant to paragraph (B) above, in order, in the following order of priority:

(a)	to pay on its due date any VAT owed by it to the tax authorities and to finance any Operating Expenditure in accordance with paragraphs 1) and 2) of Clause 9.1.2(A) of the Agreement, excluding the remuneration of the Asset Manager;

(b)	to pay on its due date any amount necessary to make it possible for the Pledgor to remedy the General Acceleration Event or the Property Acceleration Event; then

(c)	to pay on their due date any maintenance, repair and replacement costs payable by the Pledgor pursuant to the Leases that become due and payable during the Interest Period beginning on the relevant Interest Payment Date, provided that such costs are strictly necessary (inter alia in order to carry out works ensuring compliance with standards);

(d)	to make a Borrower Distribution to any one of its shareholders or a Subordinated Lender, provided however that such shareholder or Subordinated Lender immediately contributes Equity at least equal to the amount distributed to one or more other Borrowers for the purposes of allowing them to perform their obligations pursuant to the Subordination Agreement and any other Finance Document and, as the case may be, to remedy the relevant General Acceleration Event.

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The Security Agent shall transmit promptly to the Accounts Bank any instructions necessary to authorise payment of the sums referred to in paragraphs (a) to (d) above.

(D)	It is specified to the extent required that, insofar as the relevant General Acceleration Event or Property Acceleration Event has been remedied or waived, the Pledgor shall be once again at liberty to use the Pledged Account, subject however to compliance with the provisions of the Agreement and the Subordination Agreement, and the Security Agent must promptly, when requested to do so by the Pledgor, inform the Accounts Bank thereof.

4.4.6	Enforcement

Upon: (x) the occurrence of a General Acceleration Event as defined by Clause 15.1.1 (A) (Payment default) of the Agreement and on the expiry, as the case may be, of any remediation period agreed upon; or (y) any Acceleration; or (z) the non-payment of any sums owed on the Final Repayment Date of the Additional Tranche, the Security Agent, acting on behalf of the Beneficiaries, may request that the Accounts Bank transfer to it those sums standing to the credit of the Pledged Account or which may in the future be credited thereto. With effect from such request, the parties agree that the Beneficiaries shall automatically become the owners of the sums standing at any time to the credit of the Pledged Account.

On receipt of such a request, the Accounts Bank shall pay within two (2) Business Days from receipt of such notice into any account of which the Security Agent has notified the details to it the balance of the Pledged Account after settlement of any outstanding transactions, to which the Pledgor hereby expressly consents.

The proceeds of the enforcement of the Pledge shall be allocated to repay the relevant Secured Obligations in accordance with the provisions of Article 2364 of the French Civil Code and the provisions of Clause 12.9 (Allocation of proceeds from the Security Interests), with any difference, should it be positive, being returned to the Pledgor in accordance with the provisions of Article 2366 of the French Civil Code.

4.4.7	Term

(A)	The Pledge constituting the subject matter of this Clause 4.4 and the obligations of the Pledgor in this regard shall enter into force on the Date of Amendment N°1 and shall remain in force until the date on which all of the relevant Additional Secured Obligations have been paid and repaid definitively and in full. It is specified that until the date referred to above, the Pledge shall continue to produce its effect in the event of a deferral of maturity or the amendment of any one of the clauses or conditions of the Agreement and the other Finance Documents (inter alias in the event of an increase in the amount of the Additional Secured Obligations), without the Pledgor being entitled to invoke such various facts as a novation and without it being necessary to amend the terms of this Clause, to which the Pledgor hereby expressly consents.

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(B)	The Security Interest granted pursuant to the Pledge shall not be deemed extinguished and shall not be affected by any payments made from time to time over the term of the Agreement in order to partially repay the relevant Secured Obligations

4.4.8	Benefit

All the rights, liens and options granted to the Beneficiaries in accordance with the terms of this Clause 4.4 shall benefit their successive successors, transferees and assigns, in accordance with the terms of Clause 17 of the Agreement, and all the covenants, representations and warranties and obligations of the Pledgor pursuant to this Clause 4.4 shall bind its successive successors, transferees and assigns in accordance with the same terms, it being however understood and agreed that:

(a)	the Pledgor may not assign all or any of its rights or delegate or assign all or any of its obligations pursuant to this Clause 4.4 otherwise than in accordance with the conditions of the Agreement; and

(b)	the Security Agent or any one of the Beneficiaries may assign its rights and obligations pursuant to this Clause 4.4 to any third party, in accordance with the conditions of the Agreement.

The provisions of this Clause 4.4 shall benefit each one of the Beneficiaries and their respective successors and assigns, inter alia as a result of a sale, merger, demerger or asset contribution in accordance with Articles L.236-1 et seq. of the French Commercial Code into which any one of the Beneficiaries may enter, without being required to comply with any specific formality or make any specific reiteration.

In the event of a transfer or assignment of all or any of its rights and obligations by the Security Agent or any other Beneficiary in accordance with the conditions of paragraph (A) above, the Security Agent or such Beneficiary hereby expressly reserves to itself, to which each Pledgor hereby consents, all the rights and liens resulting from this Pledge, so that, in accordance with the provisions of Article 1278 of the French Civil Code, this may benefit the designated successor or assignee of the Security Agent or such Beneficiary.

4.5	Receivables Pledge – Original Subordinated Loans – Subordinated Loans

4.5.1	Definitions

For the purposes of this Clause 4.5, the terms below shall have the following meanings:

"Beneficiaries" shall together mean the Agent, the Security Agent and the Lenders in their capacity as beneficiaries of the Pledges, as well as their respective and successive successors, transferees and assigns; "Beneficiary" shall mean any one of them. It is expressly agreed that the Beneficiaries shall be duly represented for the purposes hereof (including in the event of the enforcement of the Pledges) by the Security Agent, who is hereby instructed by each one of the Beneficiaries to do so.

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"Receivables Pledge" means all receivables each Pledgor has title to or may acquire title to in respect of, as applicable, the Borrowers or the Majority Shareholder in respect of Subordinated Loans granted by it.

“Pledgor” means, as applicable:

(i)	the Majority Shareholder, for the Subordinated Loans (including the Original Subordinated Loans) granted or to be granted by the Majority Shareholder to any one of the Borrowers;

(ii)	the OPCI for the Subordinated Loans granted or to be granted by the OPCI to the Majority Shareholder.

"Pledges" means collectively the first rank pledge rights created on the receivables held by the relevant Pledgor pursuant to Article 4.5.3 below.

Subordinate Loans" designates, for the purposes of this Article:

(i)	in the case of the Majority Shareholder, (x) the Initial Subordinated Loans granted by the Majority Shareholder to Borrower I for an amount equal to EUR 9,772,412 and to Borrower II for an amount equal to EUR 5,798,926, prior to the signing of the Original Credit Agreement, (y) the Subordinated Loan granted by the Majority Shareholder to Borrower III for an amount equal to EUR 16,398,850.15 under the terms of an intra-group loan agreement dated 27 February 2015 between Borrower III and the Majority Shareholder, as well as (z) all other intra-group loans and/or shareholder current account advances and/or other advances, including any subscription for bonds, in any form whatsoever, which are or may be granted by the Majority Shareholder to any of the Borrowers; and

(ii)	in the case of the OPCI, (y) the intra-group loan granted by the OPCI to the Majority Shareholder for the amount of EUR 6,272,556.59, prior to the signing of the Agreement as well as (z) all other intra-group loans and/or shareholder current account advances and/or other advances, including any subscription for bonds, in any form whatsoever, which are or may be granted by the OPCI to the Majority Shareholder.

4.5.2	Release of the Receivables Pledges granted on the Signing Date

The Beneficiaries hereby release the receivables pledges granted by the Pledgors, on the Date of the Original Credit Agreement and under the terms of Clause 12.6 of the Original Credit Agreement, over their respective receivables under the Subordinated Loans granted by them to the Borrowers (in the case of the Majority Shareholder) and to the Majority Shareholder (in the case of the OPCI), in return for the granting by said Pledgors of receivables pledges over their respective receivables under the Subordinated Loans granted by them to the Borrowers (in the case of the Majority Shareholder) and the Majority Shareholder (in the case of the OPCI), granted on the Date of Amendment N°1 in accordance with the terms of this Clause 4.5.

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4.5.3	Grant

On the Date of Amendment N°1, each Pledgor hereby irrevocably pledges to the Beneficiaries, as security for the payment and repayment of the relevant Secured Obligations, the Pledged Shares held by it in the Borrowers and/or the Majority Shareholder as applicable, in the form of a first-ranking privileged pledge. pursuant to the provisions of Articles 2355 et seq. of the French Civil Code and Articles L.521-1 and L.521-3 of the French Code of Commerce, which each Borrower and the Majority Shareholder accept.

The Pledges granted pursuant to this Clause shall supplement the other Security Interests and may not be substituted for them or operate as a novation thereof.

4.5.4	Scope of the pledges

(A)	Each of the Pledges shall cover

(a)	any facility (at its current or future value) of the Pledgor concerned against the Borrowers or the Majority Shareholder, as the case may be, in respect of any Subordinated Loan granted by it (including any interest and revenue whatsoever attached to the Receivables Pledged and paid after the enforcement of these Pledges), pursuant to the provisions of Article 2355 of the Civil Code, said receivables being encompassed within the tax base of each Pledge and incorporated ex officio into each Pledge without such transactions giving rise to any novation to the rights and sureties that the Beneficiaries gain from these Pledges; it being understood that the right of each Pledgor in respect of any Subordinated Loan will be subject to the terms and conditions of the Agreement and the Subordination Agreement.

(b)	Each Pledgor waives any right to be subrogated or substituted in any rights of the Beneficiaries pursuant to any payment made pursuant to the Pledge granted by it and its right to invoke such rights and benefits, as long as the sums owed by the Borrowers under the Facility and more generally the Finance Documents are not paid and repaid definitively and in full.

(B)	As long as the Pledges have not been enforced in accordance with the conditions set out hereafter, the right to vote at meetings of the Borrowers and the Majority Shareholder shall be exercised by the relevant Pledgor in a manner that does affect the validity, effectiveness or enforceability of the Pledges or that might prevent the Beneficiaries from exercising their rights pursuant to this Clause 4.5.

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4.5.5	Enforceability of pledges

(A)	Pursuant to paragraph 1 of Article 2362 of the Civil Code, the Borrowers and the Majority Shareholder recognize that their Pledges are fully enforceable without the need for the Collateral Agent and / or the Beneficiaries having to perform any formalities for this purpose.

(B)	However, notwithstanding Article 2363 of the Civil Code, the Collateral Agent, acting for and on behalf of beneficiaries:

(a)	states that he refuse to receive any payment in respect of receivables pledged; and

(b)	authorises the Pledgors present to receive any payment for receivables pledged when such payment is allowed under the Agreement and the Subordination Agreement.

(C)	Each Borrower and the Majority Shareholder recognise that the Security Agent, acting for and on behalf of the Beneficiaries and under the instructions of the Beneficiaries, may at any time send them a notification of automatic withdrawal of the aforementioned authorisation and thus forcing payment of the Receivables Pledged into the account indicated to him by the Security Agent; the fate of said sums then depending on the Agreement.

4.5.6	Representations and Warranties

(A)	Each Pledgor represents and warrants, on the Date of Amendment N°1, on its own behalf and to the Beneficiaries, the following:

(a)	It has full ownership of the Receivables Pledged; it has the ability to pledge said receivables;

(b)	It has the powers and has the ability to perform its obligations under the Pledge concerning it;

(c)	The obligations that derive from the Pledge it grants:

-	do not violate or are not in conflict with any of the provisions of its articles or other corporate documents;

-	do not violate any significant provision of any applicable law, rule or regulation or any judgment, or authorisation to which it is subject;

-	do not contradict or breach or constitute a significant fault under a contract or commitment to which it is party or bound by, or that would apply to any of its assets;

(d)	the Pledge was unanimously authorised by a collective decision by the shareholders of the Representative of the Borrowers on 27 February 2015; any further authorisation, approval, agreement, license, exemption, registration, notification, filing or deed, or payment of a fee or any tax whatsoever, or any action of any kind not obtained or realised is necessary to ensure the validity, legality, enforceability or execution of the Pledge that it granted;

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(e)	The receivables pledged are not subject to any transfer, pledge, security (other than this Pledge that has been granted) or any other right for the benefit of any third party other than The beneficiaries, have been subject to any attachment procedure or receivership, and the payment of the receivables pledged has not been subject to any delegation; Pledge granted constitutes a first-ranking privileged pledge in favour of the beneficiaries;

(B)	The representations and warranties referred to in paragraph (A) below are made on the Date of Amendment N°1 and, with respect to the representations and warranties set out in paragraph (A), shall be deemed repeated on each date on which the representations and warranties provided for in Clause 13 of the Agreement are deemed repeated.

4.5.7	Undertakings

Each Pledgor undertakes for the entire term of the Agreement to take any reasonable measures and to comply with any necessary formalities which it is requested to take or with which it is requested to comply in writing by the Security Agent for the purposes of allowing the Beneficiaries to exercise at any time the rights, remedies and liens granted to them pursuant to the law or this Clause 4.5.

4.5.8	Obligation to perform

It is expressly agreed that the Pledgors shall remain solely liable for the respect and fulfilment of all their obligations under their agreements entered into with the Borrowers or the Majority Shareholder, as the case may be, in relation to the Pledged Facilities, and the Beneficiaries shall not incur any obligation or liability due to or in relation to such agreements.

The Beneficiaries shall under no circumstances have an obligation to exercise or meet an obligation incumbent on the Pledgors under said agreements, to make a payment, present a claim or take any action to recover or obtain the payment of any sum the Pledgors in question may, as applicable, have a right to under said agreements, at any time, respecting the terms of the Subordination Agreement.

4.5.9	Allocation of amounts paid in respect of the Pledged Receivables

Unless the notification referred to in Clause 4.5.5 has not been sent to it, each Borrower as well as the Majority Shareholder may make any payment in respect of the Receivables Pledged as long as, on the date in question, the conditions applicable to a Permitted Borrower Distribution and a Permitted Shareholder Distribution are met, in any event, depending on the terms and limits set out in the Subordination Agreement Once the notification described in Clause 4.5.5 has been sent to the Borrowers and/or the Majority Shareholder, the authorisation set out in Clause 4.5.5 shall be withdrawn, and the sums received by the Security Agent in respect of the Receivables Pledged shall be:

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(a)	following the occurrence of a General Acceleration Event or a Potential General Acceleration Event (and while this lasts), retained by the Agent in the Agent Account; or

(b)	following the enforcement of the Pledges, assigned to the payment and repayment of the relevant Secured Obligations under the conditions described in more detail in Clause 4.5.10 below.

4.5.10	Enforcement

(A)	On: (x) the occurrence of a General Acceleration Event defined by Clause 15.1.1 (A) (Payment default) of the Agreement and on the expiry, as the case may be, of any remediation period agreed upon; or (y) any Acceleration; or (z) the non-payment of any sums owed on a Final Repayment Date, the Security Agent, acting on behalf of the Beneficiaries, may exercise the rights, remedies and liens granted to any pledged creditor by the law by virtue of the Pledges, and may allocate the product of the enforcement of pledges to the payment and repayment of the relevant Secured Obligations, pursuant to the stipulations of Clause 12.9 (Allocation of the proceeds from the Security Interests) of the Agreement.

(B)	The Pledgors hereby undertake to sign any document and comply with any formalities required to ensure the effectiveness of the enforcement of the Pledges under the aforementioned conditions.

(C)	Any sum received by the Beneficiaries pursuant to the enforcement of the Pledges that exceeds the sums required to pay and repay the Secured Obligations shall be returned by the Beneficiaries to the Pledgors.

(D)	The reasonable costs resulting from the enforcement of the Pledges shall be borne by the Pledgors and shall be set off against the proceeds of the enforcement of the Pledges.

4.5.11	Term

(A)	The Pledges constituting the subject matter of this Clause 4.5 and the obligations of the Pledgors in this regard enter into force on the Date of Amendment N°1 and shall remain in force until the date on which all the relevant Secured Obligations have been paid and repaid definitively and in full. It is specified that until such date the Pledges shall continue to produce their effects in the event of a deferral of maturity or the amendment of any one of the clauses or conditions of the Agreement and the other Finance Documents (inter alias in the event of an increase in the amount of the Secured Obligations), without any Pledgor being entitled to invoke such various facts as a novation and without it being necessary to amend the terms of this Clause, to which each Pledgor hereby expressly consents.

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(B)	The Security Interest granted pursuant to this Clause shall not be deemed extinguished and shall not be affected by any payments made from time to time over the term of the Agreement in order to partially repay the relevant Secured Obligations

4.5.12	Benefit

(A)	All the rights, liens and options granted to the Beneficiaries in accordance with the terms of this Clause 4.5 shall benefit their successive successors, transferees and assigns, in accordance with the terms of Clause 17 of the Agreement, and all the covenants, representations and warranties and obligations of the Pledgors pursuant to this Clause 4.5 shall bind their successive successors, transferees and assigns in accordance with the same terms as the Pledgors, it being however understood and agreed that:

(a)	The Pledgors may not assign all or any of their rights or delegate or assign all or any of their obligations pursuant to this Clause 4.5 otherwise than in accordance with the conditions of the Agreement; and

(b)	the Security Agent or any one of the Beneficiaries may assign its rights and obligations pursuant to this Clause 4.5 to any third party, in accordance with the conditions of the Agreement.

(B)	The provisions of this Clause 4.5 shall benefit each one of the Beneficiaries and their respective successors and assigns, inter alia as a result of a sale, merger, demerger or asset contribution in accordance with Articles L.236-1 et seq. of the French Commercial Code into which any one of the Beneficiaries may enter, without being required to comply with any specific formality or make any specific reiteration.

(C)	In the event of a transfer or assignment of all or any of its rights and obligations by the Security Agent or any other Beneficiary in accordance with the conditions of paragraph (A) above, the Security Agent or such Beneficiary hereby expressly reserves to itself, to which each Pledgor hereby consents, all the rights and liens resulting from these Pledges, so that, in accordance with the provisions of Article 1278 of the French Civil Code, these may benefit the designated successor or assignee of the Security Agent or such Beneficiary.

4.6	Representatives of the Borrowers Share Pledges

4.6.1	Definitions

For the purposes of this Clause 4.6, the terms below shall have the following meanings:

"Beneficiaries" shall together mean the Agent, the Security Agent and the Lenders in their capacity as beneficiaries of the Pledges, as well as their respective and successive successors, transferees and assigns; "Beneficiary" shall mean any one of them. It is expressly agreed that the Beneficiaries shall be duly represented for the purposes hereof (including in the event of the enforcement of the Pledges) by the Security Agent, who is hereby instructed by each one of the Beneficiaries to do so.

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“Pledgor” shall mean the OPCI and Borrower I, as shareholders of the Representative of the Borrowers, as identified in the list of parties to the Agreement, with each of them acting as far as it alone is concerned.

“Pledges” shall together mean each one of the second-ranking privileged pledges granted over the Shares held by the relevant Pledgor, pursuant to the provisions of Clause 4.6.3 below.

“Shares” shall mean: (a) on the Date of Amendment N°1, all the shares held by the relevant Pledgor in the share capital of the Representative of the Borrowers, namely, on the Date of Amendment N°1, the shares listed in the table below; and (b) in the future, any shares that may replace, be substituted for or supplement the shares originally pledged pursuant to this Clause 4.6 (Representative of the Borrowers Share Pledges).

SHARES PLEDGED ON THE DATE OF AMENDMENT N°1
Pledgor	Company Whose Shares are Pledged	Number of Shares Pledged
OPCI	Representative of the Borrowers	999 shares numbered 1 to 999
Borrower I	Representative of the Borrowers	1 share numbered 1,000

4.6.2	Reminder

On the Date of the Original Credit Agreement, the Pledgors granted to the Beneficiaries in accordance with the terms of Clause 12.7 of the Original Credit Agreement, first-ranking privileged pledges over the Shares of the Representative of the Borrowers, which took effect on the Date of the Original Credit Agreement, as security for the Original Secured Obligations.

Taking into account the approval of the Additional Tranche, the Pledgors intend to grant to the Beneficiaries, on the Date of Amendment N°1, second-ranking privileged pledges over the Shares of the Representative of the Borrowers, as security for the Additional Secured Obligations.

4.6.3	Grant

On the Date of Amendment N°1, each Pledgor hereby irrevocably pledges, in favour of the Beneficiaries, as security for the payment and repayment of the relevant Additional Secured Obligations, the Shares held by it in the share capital of the Representative of the Borrowers, in the form of a second-ranking privileged pledge, pursuant to the provisions of Articles 2355 (in reference to provisions relating to the pledging of tangible assets), 1866 et seq. of the French Civil Code and Articles L. 521-1 et seq. of the French Commercial Code, which the Representative of the Borrower accepts.

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The Pledges granted pursuant to this Clause shall supplement the other Security Interests and may not be substituted for them or operate as a novation thereof.

4.6.4	Scope of the pledges

(A)	Each of the Pledges shall cover

(a)	any income or proceeds from or any amount ancillary to the Shares (including any options and pecuniary rights, which are or may be attached to the Shares, such as any dividend, liquidation dividend or distribution resulting from a share capital reduction or buy-back of shares), which in each case is not yet paid to the relevant Pledgor on the date of the enforcement of the Pledge;

(b)	any share or right resulting from the pledged Shares or substituted for or supplementing the pledged Shares, following an exchange, consolidation, division, allotment for no consideration, subscription in cash or otherwise; and

(c)	in accordance with the provisions of Article 2333 of the French Civil Code, any other new shares held by the Pledgor in the share capital of the Representative of the Borrowers (including any options and pecuniary rights attached thereto), for any reason whatsoever, subsequent to the Date of Amendment N°1, in each case such rights falling within the scope of the relevant Pledge and being automatically incorporated into such Pledge, without such transactions constituting in any way a novation of the rights and security interests held by the Beneficiaries pursuant to the Pledges.

Each Pledgor waives any right to be subrogated or substituted in any rights of the Beneficiaries pursuant to any payment made pursuant to the Pledge granted by it and its right to invoke such rights and benefits, as long as the sums owed by Borrower III under the Additional Tranche and, more generally, the Finance Documents, are not paid and repaid definitively and in full.

(B)	As long as the Pledge has not been enforced in accordance with the conditions set out below:

(i)	the right to vote at the meetings of the Borrowers attached to the Shares shall continue to be exercised by the relevant Pledgor in a manner that does affect the validity, effectiveness or enforceability of the Pledges or that might prevent the Beneficiaries from exercising their rights pursuant to this Clause 4.6;

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(ii)	the relevant Pledgor may dispose of any dividends, entitlements to dividends and other pecuniary rights of which it is the beneficiary pursuant to the Shares held by it, subject however to compliance with the provisions of the Agreement and the Subordination Agreement.

4.6.5	Representations and Warranties

(A)	Each Pledgor represents and warrants at the date hereof, on its own behalf and to the Beneficiaries, the following:

(a)	on the Date of Amendment N°1, the Shares of the Representative of the Borrowers held by it have been duly issued and paid up in full and it has full title thereto;

(b)	there exists no call or exchange option over all or any of the Shares held by it, or any project including options to subscribe for or to purchase all or any of the Shares held by it, and, more generally, no agreement is in force pursuant to which Representative of the Borrowers in the capital in which it holds Shares has or has assumed any obligation to proceed with an issue of new shares;

(c)	the Pledge of the Shares granted by it was authorised by a unanimous resolution of the shareholders of each Borrower dated 27 February 2015;

(d)	on the Date of Amendment N°1, the Shares pledged by the Pledgors represent all the shares issued by the Representative of the Borrowers.

(B)	the representations and warranties referred to in paragraph (A) above are made on the Date of Amendment N°1 and, with respect to the representations and warranties set out in subsection A(b) shall be deemed repeated on each date on which the representations and warranties provided for in Clause 13 of the Agreement are deemed repeated.

4.6.6	Undertakings

Each Pledgor undertakes for the entire term of the Agreement to take any reasonable measures and to comply with any necessary formalities which it is requested to take or with which it is requested to comply in writing by the Security Agent for the purposes of allowing the Beneficiaries to exercise at any time the rights, remedies and liens granted to them pursuant to the law or this Clause 4.6

4.6.7	Enforcement

(A)	Upon: (x) the occurrence of a General Acceleration Event defined by Clause 15.1.1 (A) (Payment default) of the Agreement and on the expiry, as the case may be, of any remediation period agreed upon; or (y) any Acceleration; or (z) the non-payment of any sums owed on the Final Repayment Date, the Security Agent, acting on behalf of the Beneficiaries, may exercise the rights, remedies and liens granted to any pledged creditor by the law by virtue of the Pledges, and may inter alias, without prejudice to any other action that may be taken independently or concurrently, at the discretion of the Beneficiaries:

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(a)	proceed with a public sale of all or any of the Shares in accordance with the provisions of Article L.521-3 of the French Commercial Code; or

(b)	procure the transfer to the Beneficiaries of title to all or any of the Shares pledged pursuant to any one of the Pledges in accordance with the provisions of Article 2347 of the French Civil Code; or

(c)	two (2) Business Days after serving notice on the relevant Borrowers and the Pledgors (the “Transfer Date”), procure the transfer to itself of full title to all or any of the Shares in accordance with the provisions of Article 2348 of the French Civil Code pertaining to forfeiture clauses and the provisions of paragraph (B) below.

(B)	The transfer of full title to the Shares referred to in paragraph (A)(c) above shall take place on the Transfer Date in strict compliance with the following provisions:

(a)	on the Transfer Date, the Beneficiaries (represented by the Security Agent) and the relevant Pledgors shall together appoint, pursuant to the proposal of the Security Agent, an expert;

(b)	the relevant Pledgors shall be at liberty to approve or reject the proposed expert (it being specified that the silence of the Pledgors for five (5) consecutive Business Days shall be deemed to constitute their approval);

(c)	on the rejection of an expert by the relevant Pledgors, an expert shall be appointed by an order of the Presiding Judge of the Paris Commercial Court, pursuant to an ex parte application of the relevant Pledgors and/or the Security Agent, from amongst the banks, the leading audit firms operating in France or any other expert appearing on the list of experts approved by the Paris Appeal Court (in the section entitled “Economy and Finance”, having as their specialisation “Valuation of corporate rights – mergers, demergers and contributions”);

(d)	the expert so appointed shall determine the value of the Shares on the Transfer Date within a period of thirty (30) calendar days from its acceptance of such task. To such end, the relevant Parties undertake to provide the expert with any documentation and information that may be useful to it in the performance of its task. The expert procedure shall:

-	provide the relevant Parties with a reasonable opportunity to make oral or written submissions;

-	require that the relevant Parties provide each other with a copies of any written submissions delivered to the expert concomitantly with such delivery to the expert;

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-	allow each relevant Party to attend any hearing of the other Party;

the valuation of the expert must be duly justified and based on precise documented evidence and several calculation methods generally used in relation to the same type of shares;

(e)	the expert so appointed shall deliver to the Security Agent and the Pledgors its decision, which must be accompanied by all supporting documents; the valuation of any expert appointed pursuant to this Clause shall be binding on the Security Agent, the Beneficiaries and the Pledgors and may not be challenged in the absence of a clear error; and

(f)	notwithstanding the foregoing, at any time during the procedure described in this paragraph (B), the Security Agent shall have the option of recourse to any one of the other procedures described in paragraph (A) above, should it deem this necessary to best preserve the interests of the Beneficiaries.

The Pledgors hereby undertake to sign any document and comply with any formalities required to ensure the effectiveness of the transfer of the Shares on the Transfer Date to the Beneficiaries and undertake to such end to deliver all the corporate documents of the relevant Borrower to the Security Agent on the Transfer Date.

(C)	Any proceeds so received from a sale of the Shares in the event of an enforcement of the Pledges shall then be applied to repay the relevant Additional Secured Obligations, in accordance with the provisions of Clause 12.12 (Allocation of proceeds from the Security Interests) of the Agreement.

Any sum received by the Beneficiaries pursuant to the enforcement of the Pledges that exceed the sums required to pay and repay the Additional Secured Obligations shall be returned by the Beneficiaries to the Pledgors, pro rata their respective holdings in the relevant Borrower.

(D)	The Beneficiaries shall in no circumstances bear any liability for any values determined for the purposes of the enforcement of the Pledges. The reasonable costs resulting from the enforcement of the Pledges shall be borne by the Pledgors and shall be set off against the proceeds of the enforcement of the Pledges.

4.6.8	Term

(A)	The Pledges constituting the subject matter of this Clause 4.6 and the obligations of the Pledgors in this regard enter into force on the Date of Amendment N°1 and shall remain in force until the date on which all the relevant Additional Secured Obligations have been paid and repaid definitively and in full. It is specified that until such date the Pledges shall continue to produce their effects in the event of a deferral of maturity or the amendment of any one of the clauses or conditions of the Agreement and the other Finance Documents (inter alias in the event of an increase in the amount of the Additional Secured Obligations), without any Pledgor being entitled to invoke such various facts as a novation and without it being necessary to amend the terms of this Clause, to which each Pledgor hereby expressly consents.

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(B)	The Security Interest granted pursuant to this Clause shall not be deemed extinguished and shall not be affected by any payments made from time to time over the term of the Agreement in order to partially repay the relevant Additional Secured Obligations.

4.6.9	Formalities

The Security Agent, in the name and on behalf of the Beneficiaries, shall, at the expense of the relevant Pledgors, register the Pledges in accordance with the provisions of Decree No. 2006-1804 of 23 December 2006, enacted for the purposes of the implementation of Article 2338 of the French Civil Code, pertaining to the publication of pledges without any transfer of title, and the Security Agent shall renew any such registration as long as such Pledge is in force and, in particular before the end of the fifth year of its first registration.

To such end, all powers are granted to the Undersigned Notary.

In accordance with the possibility granted pursuant to Article 1866 of the French Civil Code, the Representative of the Borrowers declares its express acceptance of the second-ranking pledge of its Shares, of which it will keep duly notified and consequently excuse the Agent and the Lender from any notification thereof.

4.6.10	Benefit

(A)	All the rights, liens and options granted to the Beneficiaries in accordance with the terms of this Clause 4.6 shall benefit their successive successors, transferees and assigns, in accordance with the terms of Clause 17 of the Agreement, and all the covenants, representations and warranties and obligations of the Pledgors pursuant to this Clause 4.6 shall bind their successive successors, transferees and assigns in accordance with the same terms as the Pledgors, it being however understood and agreed that:

(a)	Neither Borrower I, nor the OPCI may assign all or any of their rights or delegate or assign all or any of their obligations pursuant to this Clause 4.6 otherwise than in accordance with the terms and the conditions of the Agreement, and in particular the provisions of Clause 5.2.1.1 of the Agreement; and

(b)	the Security Agent or any one of the Beneficiaries may assign its rights and obligations pursuant to this Clause 4.6 to any third party, in accordance with the conditions of the Agreement.

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(B)	The provisions of this Clause 4.6 shall benefit each one of the Beneficiaries and their respective successors and assigns, inter alia as a result of a sale, merger, demerger or asset contribution in accordance with Articles L.236-1 et seq. of the French Commercial Code into which any one of the Beneficiaries may enter, without being required to comply with any specific formality or make any specific reiteration.

(C)	In the event of a transfer or assignment of all or any of its rights and obligations by the Security Agent or any other Beneficiary in accordance with the conditions of paragraph (A) above, the Security Agent or such Beneficiary hereby expressly reserves to itself, to which each Pledgor hereby consents, all the rights and liens resulting from these Pledges, so that, in accordance with the provisions of Article 1278 of the French Civil Code, these may benefit the designated successor or assignee of the Security Agent or such Beneficiary.

4.7	Representative of the Borrowers Surety

Taking into account the increase to the Initial Facility agreed under the terms of this Amendment N°1, the Beneficiaries (as defined below) release the Representative of the Borrowers Surety granted by the Representative of the Borrowers, on the Date of the Original Credit Agreement and under the terms of Clause 12.9 of the Original Credit Agreement, in return for the granting by the Representative of the Borrowers of the Representative of the Borrowers Security (as defined below) on the Date of Amendment N°1, this surety henceforth covering the obligations of the Borrowers under the Facility as increased in accordance with the terms of this Amendment N°1.

The Representative of the Borrowers shall act as joint and several surety with the Borrowers with regard to the Agent, the Security Agent and the Lenders (the Beneficiaries), under the Facility entered into by them and more generally as security for the obligations of the Borrowers in accordance with terms of the Finance Documents, pursuant to the application of this clause and in accordance with the conditions of Articles 2288 et seq. of the French Civil Code (the Representative of the Borrowers Surety).

The Representative of the Borrowers, in its capacity as surety, hereby irrevocably and expressly waives the benefits of challenge and division provided for by Articles 2298 and 2303 of the French Civil Code. The Beneficiaries may enforce the Representative of the Borrowers Surety without being required first of all to exhaust their remedies with regard to each Borrower and without enforcing any other Security Interests in rem or in personam which they otherwise hold or may hold.

The Representative of the Borrowers, in its capacity as surety, hereby irrevocably and expressly waives the benefit of Articles 2309 and 2316 of the French Civil Code and undertakes accordingly not to take any action against the Borrowers in the event of an extension of the term granted by the Beneficiaries or any one of them.

The Representative of the Borrowers, in its capacity as surety, irrevocably and expressly waives, until such time as the Secured Obligations are discharged in full, its right: (i) to take any action or seek any remedy (including the personal remedy provided for by Article 2305 of the French Civil Code) and any right (including any contractual or statutory subrogation) that it might hold pursuant to the Representative of the Borrowers Surety against the Borrowers; and (ii) to invoke the benefit of any security granted to the Beneficiaries pursuant to the Secured Obligations.

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In the event of the activation of the Representative of the Borrowers Surety, the Agent, acting on its own behalf and on behalf of the other Beneficiaries, shall send to the Representative of the Borrowers a payment request, stipulating the amount of the unpaid sums that are owed to the Beneficiaries. The Representative of the Borrowers undertakes to pay to the Agent on behalf of the Beneficiaries any amount of which payment is requested pursuant to the Representative of the Borrowers Surety within two (2) Business Days from receipt of the relevant payment request.

The Representative of the Borrowers Surety may be activated on one or more occasions.

The Representative of the Borrowers Surety shall continue to produce its effects in the event of a deferral of maturity, any extension of payment periods or any amendment, even if tacit, to the terms of the Finance Documents, without it being necessary to notify any such event to the Representative of the Borrowers, and such an event may in no circumstances be deemed to constitute a novation.

The Representative of the Borrowers Surety shall continue to produce its full effects in all circumstances, and in particular should a Borrower constitute the subject-matter of an Insolvency Procedure or any other judicial or extrajudicial procedure seeking to bring about the collective discharge of its liabilities or its reorganisation (inter alia by way of a merger or demerger) or seeking to achieve similar objectives, with the Representative of the Borrowers remaining, notwithstanding the occurrence of such events, personally liable without being able to invoke with regard to any one of the Beneficiaries any conditions that may be invoked by the relevant Borrower with regard to the surety in the context of such procedures, subject to the mandatory provisions of the French Commercial Code.

It is expressly agreed with the Representative of the Borrowers that no change whatsoever to the legal situation of a Borrower or any one of the Beneficiaries (and in particular but without limitation any merger, demerger, partial asset contribution or change of corporate form), inter alia in the event of a novation, may bring to an end the obligations of the Representative of the Borrowers pursuant to the Representative of the Borrowers Surety.

Subject to Article L. 313-22 of the French Monetary and Financial Code, the Representative of the Borrowers acknowledges that it is in a position to personally monitor the situation of each Borrower for whom it acts as surety. Accordingly, the Beneficiaries shall not be required to notify to the Representative of the Borrowers any extension of the term, any non-payment by a Borrower or any other event capable of affecting the financial or legal situation of a Borrower.

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The Representative of the Borrowers Surety shall remain in force until the date on which the Borrowers are no longer bound by any payment obligation pursuant to the Secured Obligations.

4.8	Other Security Interests

Where appropriate, on the Date of Amendment N°1, each Borrower and the relevant Beneficiaries repeat the provisions of the Agreement relating to the Security Interests (other than those specified in Clauses 4.1 to 4.7 above) and agree that the Secured Obligations shall be understood, from the Date of Amendment N°1, to mean the Secured Obligations as they are modified by Amendment N°1, in particular in relation to the new Additional Tranche and the financial conditions related thereto.

5.	REPRESENTATIONS AND WARRANTIES

On the Date of Amendment N°1, each Borrower and each Shareholder repeat the representations and warranties that relate to them and appear in Clause 13 of the Amended Credit Agreement N°1, it being understood that said representations and warranties shall be deemed repeated on each Interest Payment Date, save for any provisions to the contrary in the Amended Credit Agreement N°1 (by indicating that the relevant declaration is made only on one or more specific date(s)).

6.	COVENANTS

The Representative of the Borrowers undertakes, with regard to the Lenders and the Agent, from the Date of Amendment N°1 and for as long as sums remain payable under the Additional Tranche:

(i)	On or before the 15th of each month and until the date on which the Outstanding Amount of the Additional Tranche has been repaid in full, to inform the Agent of the steps taken to allow Borrower III to access the Equity necessary to allow him to complete the timely repayment of the Additional Tranche. To this effect, to ensure that the Administrative and Financial Director of the Investor, on or before the 15th of each month, sends an email to the Agent (and if the email is not sent by this date, upon first request of the Agent), detailing the amount of funds raised by the Investor over the course of the preceding month and of the total amount of funds raised since the fundraising began.

(ii)	If on 15 January 2016, the Outstanding Amount of the Additional Tranche has not been repaid in full, no Majority Shareholder Distribution may be made for as long as the Outstanding Amount of the Additional Tranche has not been repaid in full.

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7.	CONDITIONS PRECEDENT

The signing of this Amendment N°1 and the entry into force of said Amendment N°1 are subject to the satisfaction, on the Date of Amendment N°1, of the following conditions precedent:

7.1	Submission of documents

submission, prior to the signing of Amendment N°1, of all the documents specified in Schedule 4, which must be deemed satisfactory in both form and content by the Agent;

7.2	Payment of fees and costs

payment in full of the complementary arrangement fee and the costs referred to in Clause 8, to be borne by Borrower III;

payment in full of the commitment fee set out in Clause 8.4 of the Original Credit Agreement due until the Date of Amendment N°1;

7.3	No Acceleration Event

no Potential General Acceleration Event, Potential Property Acceleration Event, General Acceleration Event or Property Acceleration Event or Material Adverse Event has occurred or subsists and shall not occur as a result of the signing of Amendment N°1 or the grant of the Allocated Share of Borrower III.

8.	FEE AND COSTS

(A)	Borrower III shall pay on this day to the Agent, in the name and on behalf of the Arranger, an additional arrangement fee, via the accounts of the Participating Notary and the Undersigned Notary, the amount and payment terms and conditions of which are described more fully in a separate letter between the Agent and Borrower III.

(B)	Borrower III assumes and shall assume, upon presentation by the Agent of the appropriate evidence, responsibility for (a) all costs, duties and fees (including the legal fees and costs incurred by the Agent and the Initial Lender) relating to the negotiation, drafting and signing of Amendment N°1 and any other related deeds, documents or securities (within the agreed limits) and (b) more generally, all costs, duties and fees (including the legal fees and costs incurred by the Agent and the Initial Lender) relating to the implementation, entry into force and maintenance of Amendment N°1 and any other related deeds, documents or securities, insofar as the costs are of a reasonable amount and justified by the Agent.

(C)	Borrower III hereby assumes responsibility for all costs, duties, fees and other disbursements relating to this deed recording Amendment N°1 as well as the formalities, deeds and costs arising there from.

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9.	EFFECTIVE GLOBAL RATE

(A)	In order to satisfy the requirements of Articles L. 313-1 and L. 313-2 of the French Consumer Code and Article L. 313-4 of the French Monetary and Financial Code, and for such purpose alone, the Agent notifies on an illustrative basis to Borrower III, who accepts, that the effective global rate and the period rate applicable to its Allocated Share under the Additional Tranche may be determined on the basis of a year of three hundred and sixty-five (365) days, at nine point zero thirty-one per cent (9.031%) per annum, equal to a period rate of two point one hundred and eighty-five per cent (2.185%) for a three (3) month period.

This rate was calculated assuming: (i) the EURIBOR of the first Interest Period at the rate of zero point zero forty-five per cent (0.045%) per annum on 23 February 2015, plus the Applicable Margin of the Additional Tranche of 7.50% per annum, (ii) the utilisation of the entire Additional Tranche from the Date of Amendment N°1 until the Final Repayment Date, and (iii) the scheduled repayment of the Outstanding Amount of the Additional Tranche in accordance with the provisions of Amendment N°1.

(B)	Each effective global rate is provided on an indicative basis and shall not be binding upon the Agent or the Lenders with regard to the future.

With regard to the future, the Lenders and the Borrowers acknowledge expressly that, on account of the specific nature of the provisions of the Agreement and in particular on account of the application of a variable rate, it has been impossible to determine an effective global rate for the Facility for the entire term of the Agreement.

However the Borrowers acknowledge that they have personally made all the calculations deemed necessary by them to assess the overall cost of the Facility.

10.	MISC

(A)	This Amendment N°1 and the Amended Credit Agreement N°1 are the Finance Documents.

(B)	The Amended Credit Agreement N°1 and this Amendment N°1 form and must be considered as one single document.

11.	NO NOVATION

This Amendment N°1 shall not constitute novation of the Original Credit Agreement.

With the exception of what has been expressly amended under the terms of this Amendment N°1, the entirety of the terms and conditions of the Initial Facility and the Original Credit Agreement remain in full force and effect.

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The amendments specified by this Amendment N°1 to the Original Credit Agreement, shall in no case be deemed to invoke novation within the meaning of Articles 1271 et seq. of the French Civil Code.

12.	BUSINESS ADDRESSES

For the execution of this Agreement and its consequences, the business address shall be:

-	for each Borrower and each Shareholder: its registered office
-	for the Lenders: the registered office of the Agent
-	for the registration of mortgages: the notary office of the Undersigned Notary named above.

13.	GOVERNING LAW – JURISDICTION

Amendment N°1 is subject to French law.

Any dispute relating to Amendment N°1 and the other Finance Documents shall be a matter for the exclusive jurisdiction of the Paris Court of First Instance Tribunal.

14.	PUBLICATION

Information relating to this Agreement shall be published wheresoever such information is required.

15.	ISSUE OF NON-ASSIGNABLE ENFORCEABLE COPIES

The Initial Lender requires the Undersigned Notary to supply it with a personal enforceable copy of the Agreement and its Schedules representing its receivable against the Borrowers.

The Borrowers hereby agree to the issuance by the Undersigned Notary, in favour of the Lenders who so request, any enforceable copy of the Agreement, transferable by endorsement, replacing the personal enforceable copy.

Any enforceable copy of the Agreement shall thus be supplied to the Lender who so requests against submission to the undersigned notary in the personal enforceable copy referred to above.

The Undersigned Notary shall then cancel this personal enforceable copy.

The Parties give all powers to any clerk of the notary’s office named above for the purposes of signing any subsequent deed necessary to issue a new personal enforceable copy or under order.

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16.	SCHEDULES

The documents referred to as Schedules are marked as schedules under the signature of the Undersigned Notary and constitute an integral part of the deed; in addition, the Parties expressly acknowledge that they have been apprised of the contents of such documents.

17.	POWERS

For the purposes of compliance with land registration formalities, the Parties, acting in their mutual interests, hereby grant all necessary powers to any authorised sworn clerk of the notarial firm named at the beginning hereof, to produce and sign any supplementary or modifying documents to ensure that this deed is in compliance with any mortgage, cadastral and civil status documents.

All necessary powers are granted to any authorised sworn clerk of the Undersigned Notary and the Participating Notary to produce to the relevant land registry any documentary evidence that it may request and to sign any supplementary or modifying documents that may be useful for the purposes of registration formalities, annotations and renewals in connection with the stipulated security interests, as the case may be.

18.	STATUTORY INFORMATION

In accordance with Article 32 of Law No.78-17 of 6 January 1978, as amended, known as the “Data Protection Law”, notaries are entitled to process personal data for the purposes of their notarial activities, inter alias in the context of compliance with the formalities relating to deeds. To such end, the notarial firm shall be required to store data relating to the Parties and to disclose such data to certain authorities, inter alias to the land registry for the purposes of land registration, and for cadastral, accounting and tax purposes. Each Party may exercise its right to access and modify data relating to it by contacting the notarial firm named at the beginning of this deed.

TABLE OF SCHEDULES

Annex 1	Powers of the Initial Lender

Annex 2 A	Powers of Borrower I

Annex 2 B	Powers of Borrower II

Annex 2 C	Powers of Borrower III

Annex 3 A	Powers of the Majority Shareholder

Annex 3 B	Powers of the Minority Shareholder

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Annex 4	List of conditions precedent to the signing of Amendment n°1 and to the Drawdown of the Allocated Share of Borrower III

Annex 5	Amended Credit Agreement n°1

IN WITNESS WHEREOF

Executed on fifty-two pages

In the aforementioned place on the day and in the month and year stipulated above, After being read out by Mademoiselle Astrid COMMEAU, Notary Assistant, professionally registered in PARIS (8th arrondissement), at 5 rue Alfred de Vigny, sworn and authorised to this end,

The signatures of the Parties were collected by her, who also signed it.

And the Undersigned Notary signed it on the same day.

Number of:

-	words overstruck as inapplicable: nil
-	lines overstruck as inapplicable: nil
-	figures overstruck as inapplicable: nil
-	blanks barred with black: nil
-	references: nil

For ARC GLOBAL II BORDEAUX
In his capacity set out herein

Mr Jamal DUTHEIL

For ARC GLOBAL II MARSEILLE
In his capacity set out herein

Mr Jamal DUTHEIL

For ARC GLOBAL II RUEIL
In his capacity set out herein

Mr Jamal DUTHEIL

For ARC GLOBAL II (HOLDING)
In his capacity set out herein

Mr Jamal DUTHEIL

For ARC GLOBAL ORGANISME DE PLACEMENT COLLECTIF IMMOBILIER
In his capacity set out herein

Mr Fabrice LOMBARDO

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For DEUTSCHE PFANDBRIEFBANK AG
In his capacity set out herein

Mrs Agnes DI NACERA and Mr Alexis PERIBERE

Mademoiselle Astrid COMMEAU

Authorised Clerk

Maître Frédéric MARTIN

Notary

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SCHEDULE 4

LIST OF CONDITIONS PRECEDENT TO THE SIGNING OF AMENDMENT N°1 AND TO THE
DRAWDOWN OF THE ALLOCATED SHARE OF BORROWER III

For the purposes of this Schedule 4:

(i)	the term "Entities" shall mean the following entities:

-	Borrower I

-	Borrower II

-	Borrower III

-	the Majority Shareholder

-	the Minority Shareholder

(ii)	the term "Property" shall mean the Rueil Property.

(A)	Company documents

1.	Articles of Incorporation ("Statuts"):

a copy, certified by a duly authorised representative of the relevant Entity, of the articles of incorporation of each of the Entities as updated on the Signing Date;

2.	Kbis extract – Certificate of Non-bankruptcy – Statement of Liens and Pledges

(a)	the original copy of a Kbis extract dated no more than 15 calendar days prior to the Date of Amendment N°1 for each Entity;

(b)	the original copy of a statement of liens and pledges (comprising in particular the status of any non-possessory pledges on the national centralised database) dated no more than 15 calendar days prior to the Date of Amendment N°1 for each Entity;

(c)	the original copy of a non-bankruptcy certificate dated no more than 15 calendar days prior to the Date of Amendment N°1 for each Entity;

3.	Organisation Chart:

a copy, certified by a duly authorised representative of the Majority Shareholder, of the Borrowers group organisation chart up-to-date as at the Signing Date, setting out the percentage of its participation in the share capital and voting rights of each Borrower and each Shareholder, up until the Investor;

4.	Corporate authorisations:

for each Entity, a copy, certified by a duly authorised representative of the relevant Entity, of the minutes of any decisions and deliberations of the relevant corporate bodies (1) authorising the signing of the Transaction Documents to which it is party and, in particular, the Finance Documents to which it is party and (2) authorising the signing and granting of all Security Interests and, in particular, (x) in the case of each Borrower, the Pledges on their Shares (and the Beneficiaries' approval thereof) and (y) in the case of the Majority Shareholder the Pledges on its Shares (and the Beneficiaries' approval thereof) and, in the case of the Majority Shareholder and the Minority Shareholder, the Receivables Pledges to which they are party;

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5.	Delegation of powers:

where appropriate, the original or a copy, certified by a duly authorised representative of each Entity concerned, of any delegation(s) of powers granted in favour of the representative of each Entity if it is not its legal representative mentioned in the documents submitted pursuant to Paragraph 2 above;

6.	Money Laundering Legislation - FATCA:

all documents allowing the Agent and the Initial Lender to carry out the checks and controls necessary under Money Laundering Legislation;

a declaration produced in accordance with Article 3 paragraph 1, n°3 of the German Act on the Detection of Proceeds from Serious Crime;

a declaration on the establishment of Borrower identity, produced in accordance with the provisions of § 154 Abgabenordnung (AO - the German Tax Code);

7.	Business Plan – Budget:

an original copy of the Business Plan covering the full term of the Facility, certified as true and accurate by the Majority Shareholder;

an original copy of the Budget covering the period until 31 December 2015 and certified as true and accurate by the Majority Shareholder;

8.	Cash flow:

an original copy of a Uses/Resources summary table setting out the source and allocation of funds to be carried out on the Signing Date as well as the details of the bank accounts through which these funds shall be transferred;

(B)	Documents relating to the Rueil Property

1.	Title deeds

➢	a copy, certified by a duly authorised representative, of the final draft of the Rueil Acquisition Deed;

➢	a note on the origin of thirty-year ownership of the Rueil Property;

➢	a copy of the previous titles of the Rueil Property covering a thirty-year period.

2.	Mortgage status report:

a copy of a mortgage status report dated no more than two (2) months prior, covering a period of thirty years and confirming that no mortgages are registered against the Rueil Property;

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3.	Administrative Authorisations:

copy of the building permit relating to the Rueil Property, copy of the certificate confirming that there has been no challenge to the compliance of the work authorised by this building permit.

4.	Urban planning:

(i)	a copy of the planning information obtained in relation to the Rueil Property (including specifically an urban planning information certificate or an urban planning memorandum),

(ii)	a site plan and extract of the cadastral plan relating to the land registry of the Rueil Property,

(iii)	an "extrait cadastral modèle 1" covering the plots of the Rueil Property, and

(iv)	a copy of the statement of risks (dated no more than six months prior to the Signing Date) relating to the status of the Rueil Property with regard to natural, mining, technological and seismic risk prevention plans;

5.	Environmental and health status of the Rueil Property:

copy of the BASOL and BASIAS consultations.

6.	Audit reports:

(a)	the submission of technical and environmental reports prepared and updated as close as possible to the Drawdown date, by the technical advisers of Borrower III, in relation to the Rueil Property, as well as the relevant reliance letter addressed to the Agent, acting in the name and on behalf of the Lenders,

(b)	the submission of an audit report prepared by the law firm SIMMONS & SIMMONS, located in Paris (1st district) at 5 boulevard de la Madeleine, adviser to the Borrowers, relating to the Leases and more generally to the rental status of the Rueil Property, as well as the relevant reliance letter addressed to the Agent, acting in the name and on behalf of the Lenders;

7.	Lease:

(a)	a copy of the detailed rental statement of the Rueil Property up-to-date as at the Drawdown date, dated and certified by Borrower III, confirming in particular (x) the company name, SIREN number, registered office address and trade name of the Tenant, (y) the signing date, term, next exercise date of the three-year termination right (where applicable) and the Lease type, (z) the excess amount, level and indexation terms of the Lease

(b)	a copy of the Lease, with a copy of each of the associated warranties;

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(c)	a copy of the rental and service charge payment dates covering the first three quarters of 2014, and associated receipts;

(d)	proof of the option by Borrower III to subject the rental payments to VAT;

(e)	where applicable, a report on any disputes or litigation with the Tenant and any missed payments under the Lease;

8.	Property Management Agreements – Duty of Care:

a copy, certified by a duly authorised representative, of the Property Management Agreement entered into by Borrower III with the relevant Property Manager;

An original copy of the Duty of Care letter signed by the Property Manager in which it undertakes to transfer all rental payments it receives for the Rueil Property into a specific account opened in the name of Borrower III;

9.	Asset Management Agreements:

A copy, certified by a duly authorised representative, of the Asset Management Agreement entered into by Borrower III with Moor Park Capital Partners LLC, in its capacity as Asset Manager;

An original copy of the Duty of Care letter signed by the Asset Manager;

10.	Insurance policies:

a certified true copy of an insurance certificate signed and prepared no more than one (1) month prior to the Drawdown date by the relevant insurance company or companies, confirming that the Rueil Property is covered by an ALL RISK insurance policy, and that this cover is inclusive of a "RENTAL LOSSES" guarantee covering a period of at least thirty-six (36) months of rental payments;

a certified true copy of an insurance certificate signed and prepared no more than one (1) month prior to the Drawdown date by the relevant insurance company or companies, confirming that the Rueil Property is covered by a PROPERTY OWNER'S CIVIL LIABILITY insurance policy, covering the financial consequences of the civil liability of Borrower III, irrespective of its nature, contractual or otherwise, the aforementioned certificates must:

(a)	confirm that the policy or policies are in force;

(b)	confirm the total amount of the relevant premium(s) payable and specify that on the date of issue of the certificate, these have been paid in full;

(c)	state the main risks covered (including RENTAL LOSSES covering a period of 36 months), any excess and the contractual limits of the guarantees (it being understood that the reconstruction value or equivalent insured must be at least equal to that quoted in the Original Expert Report), which themselves must be compliant with the provisions of Clause 13.2.3 of the Agreement;

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a copy of the general and special terms and conditions of the aforementioned insurance policy or policies, and any amendments thereto, it being understood that these conditions must be compliant with the provisions of Clause 13.2.3 of the Agreement;

11.	Disputes, claims and missed payments relating to the Rueil Property:

a statement of any disputes, litigation, missed payments and claims relating to the Rueil Property;

(C)	Hedging Agreement

a copy, certified by a duly authorised representative, of the Hedging Agreement entered into by or on behalf of Borrower III;

(D)	Equity

(a)	a copy, certified by a duly authorised representative of each Shareholder, of the agreement relating to the Subordinated Loan (and any amendments thereto) granted to Borrower III;

(b)	confirmation from Maître Julien CAHEN, Participating Notary, that he has received, on the Drawdown date and into an account opened in the name of Borrower III, the sum of EUR 16,398,850.15 (said amount comprising the share of Equity to be allocated by Borrower III for the purposes of making available the Borrower III Allocated Share, it being specified that said Equity must cover the sums necessary for the payment, on the Signing Date

(i)	of costs, duties, taxes and fees payable on the Drawdown date, relating to the Borrower III Allocated Share and the signing of the associated Security Interests (including the Agent's advisers' fees), and

(ii)	of the portion of the Rueil Acquisition Price not financed by means of the Borrower III Allocated Share as well as the costs relating to the acquisition.

(E)	Finance Documents

an original copy of each of the deeds and documents relating to the Security Interests to be granted on the Drawdown date, duly signed by Borrower III;

an original copy of the letter of adherence to the Subordination Agreement, duly signed by Borrower III;

(F)	Confirmation – Calculation certificate

Under the terms of the Drawdown Notice, confirmation from Borrower III of the absence of any General Acceleration Event, Potential General Acceleration Event, Property Acceleration Event, Potential Property Acceleration Event and any Material Adverse Event;

a Ratio Calculation Certificate signed by the Representative of the Borrowers confirming the Borrowers compliance with:

(i)	a Portfolio LTV Ratio of less than 58.5%

(ii)	an LTV Ratio of less than 62.5%

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(iii)	a Portfolio ICR Ratio of more than 250%

(G)	Costs

payment of all costs and fees relating to the negotiation, preparation and execution of the Finance Documents signed on the Drawdown date;

(H)	Legal opinion

submission of a legal opinion issued by the law firm SIMMONS & SIMMONS, adviser to the Entities, confirming, in accordance with standard assumptions and limitations:

(i)	the existence of each Entity and their ability to enter into the Finance Documents to which they are each party on the Date of Amendment N°1;

(ii)	the validity of the authorisations and powers conferred upon the signatories of the Finance Documents acting on behalf of each Entity; and

(iii)	the absence of insolvency proceedings against each of the Entities;

submission of a legal opinion issued by the law firm FAIRWAY, adviser to the Agent and the Initial Lender, confirming, in accordance with standard legal assumptions and limitations, the validity and enforceability of the obligations of each Entity under the terms of the Finance Documents signed on the Date of Amendment N°1.

* * * *

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